EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION



                                 by and between



                          EMCLAIRE FINANCIAL CORP. AND
                      THE FARMERS NATIONAL BANK OF EMLENTON



                                       and


                    PEOPLES SAVINGS FINANCIAL CORPORATION AND
                              PEOPLES SAVINGS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                  Recitals......................................................................................  1
                  --------
                                    ARTICLE 1
                           TERMS OF THE REORGANIZATION
         1.1      The Merger....................................................................................  2
                  ----------
                           (a)      Effects of the Merger.......................................................  2
                                    ---------------------
                           (b)      Transfer of Assets..........................................................  2
                                    ------------------
                           (c)      Assumption of Liabilities...................................................  2
                                    -------------------------
         1.2      Articles of Incorporation, Bylaws, Directors, Officers and Name of the
                  ----------------------------------------------------------------------
                  Surviving Corporation.......................................................................... 3
                  ---------------------
                  (a)      Articles of Incorporation............................................................  3
                           -------------------------
                  (b)      Bylaws...............................................................................  3
                           ------
                  (c)      Directors and Officers...............................................................  3
                           ----------------------
                  (d)      Name.................................................................................  3
                           ----
         1.3      Availability of Information...................................................................  3
                  ---------------------------
         1.4      Subsidiary Merger and Emclaire's Right to Revise the Structure
                  --------------------------------------------------------------
                  of the Transaction............................................................................  3
                  ------------------
         1.5      PSFC Stock Options............................................................................  4
                  ------------------
         1.6      Employment Agreements.........................................................................  4
                  ---------------------
         1.7      Employees.....................................................................................  4
                  ---------
         1.8      Anti-dilution Provisions........................................................................4
                  ------------------------

                                    ARTICLE 2
                           DESCRIPTION OF TRANSACTION

         2.1      Terms of the Merger...........................................................................  4
                  -------------------
                  (a)      Satisfaction of Conditions to Closing................................................  4
                           -------------------------------------
                  (b)      Effective Time of the Merger.........................................................  5
                           ----------------------------
         2.2      Conversion of Stock...........................................................................  5
                  -------------------
                  (a)      Consideration......................................................................... 5
                           -------------
                  (b)      Cash or Stock Merger Consideration.................................................... 5
                           ----------------------------------
                  (c)      Final Market Price.................................................................... 6
                           ------------------
                  (d)      Fractional Shares..................................................................... 6
                           -----------------
                  (e)      Dissenting Shares......................................................................6
                           -----------------
                  (f)      Treatment of Options...................................................................6
                           --------------------
                  (g)      Calculation Schedule.................................................................. 7
                           --------------------
         2.3      Election and Allocation Procedures............................................................  7
                  ----------------------------------
         2.4      Election Procedures............................................................................ 8
                  -------------------
         2.5      Mechanics of Payment of Consideration ........................................................  9
                  -------------------------------------
                  (a)      Surrender of Certificates Pursuant to Section 2.2(b)...................................9
                           ----------------------------------------------------
                  (b)      Stock Transfer Books..................................................................10
                           --------------------
                  (c)      Reservation, Registration and Listing of Shares of
                           --------------------------------------------------
                           Emclaire Stock........................................................................10
                           --------------
         2.6      Time and Place of Closing..................................................................... 11
                  -------------------------

                                    ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PSFC AND PEOPLES BANK

         3.1      Organization and Qualification of PSFC and Subsidiaries....................................... 11
                  -------------------------------------------------------
         3.2      Authorization, Execution and Delivery; Reorganization Agreement
                  ---------------------------------------------------------------
                  Not in Breach................................................................................. 11
                  -------------
         3.3      No Legal Bar.................................................................................. 12
                  ------------
         3.4      Government and Other Approvals................................................................ 12
                  ------------------------------
         3.5      Licenses, Franchises and Permits.............................................................. 12
                  --------------------------------
         3.6      Charter Documents............................................................................. 13
                  -----------------
         3.7      PSFC Financial Statements..................................................................... 13
                  -------------------------
         3.8      Absence of Certain Changes.................................................................... 13
                  --------------------------
         3.9      Deposits...................................................................................... 14
                  --------
         3.10     Properties.................................................................................... 14
                  ----------
         3.11     Condition of Fixed Assets and Equipment....................................................... 14
                  ---------------------------------------
         3.12     Tax Matters................................................................................... 14
                  -----------
         3.13     Litigation.................................................................................... 15
                  ----------
         3.14     Environmental Materials....................................................................... 15
                  -----------------------
         3.15     Insurance..................................................................................... 16
                  ---------
         3.16     Books and Records............................................................................. 16
                  -----------------
         3.17     Capitalization of PSFC........................................................................ 16
                  ----------------------
         3.18     Sole Agreement................................................................................ 17
                  --------------
         3.19     Disclosure.................................................................................... 17
                  ----------
         3.20     Absence of Undisclosed Liabilities............................................................ 18
                  ----------------------------------
         3.21     Allowance for Possible Loan or REO Losses..................................................... 18
                  -----------------------------------------
         3.22     Loan Portfolio................................................................................ 18
                  --------------
         3.23     Compliance with Laws.......................................................................... 19
                  --------------------
         3.24     Employee Benefit Plans........................................................................ 19
                  ----------------------
         3.25     Material Contracts............................................................................ 20
                  ------------------
         3.26     Material Contract Defaults.................................................................... 20
                  --------------------------
         3.27     Reports....................................................................................... 21
                  -------
         3.28     1934 Act and OTC Bulletin Board............................................................... 21
                  -------------------------------
         3.29     Statements True and Correct................................................................... 21
                  ---------------------------
         3.30     Investment Securities......................................................................... 22
                  ---------------------
         3.31     Certain Regulatory Matters.................................................................... 22
                  --------------------------
         3.32     Corporate Approval............................................................................ 22
                  ------------------
                  3.33     Broker's and Finder's Fees........................................................... 23
                           --------------------------

                                    ARTICLE 4
         REPRESENTATION AND WARRANTIES OF EMCLAIRE AND FARMERS NATIONAL

         4.1      Organization and Corporate Authority.......................................................... 23
                  ------------------------------------
         4.2      Authorization, Execution and Delivery; Reorganization Agreement Not in Breach................. 23
                  -----------------------------------------------------------------------------
         4.3      No Legal Bar.................................................................................. 24
                  ------------
         4.4      Government Approvals.......................................................................... 24
                  --------------------
         4.5      Capitalization................................................................................ 24
                  --------------
         4.6      Emclaire Financial Statements................................................................. 24
                  -----------------------------
         4.7      1934 Act and OTC Bulletin Board Filings....................................................... 25
                  ---------------------------------------

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

         4.8      The Emclaire Common Stock..................................................................... 25
                  -------------------------
         4.9      Licenses, Franchises, and Permits............................................................. 25
                  ---------------------------------
         4.10     Absence of Certain Changes.................................................................... 25
                  --------------------------
         4.11     Tax Matters................................................................................... 26
                  -----------
         4.12     Litigation.................................................................................... 26
                  ----------
         4.13     Absence of Undisclosed Liabilities............................................................ 27
                  ----------------------------------
         4.14     Books and Records............................................................................. 27
                  -----------------
         4.15     Compliance with Laws.......................................................................... 27
                  --------------------
         4.16     Material Contract Defaults.................................................................... 27
                  --------------------------
         4.17     Disclosure.................................................................................... 28
                  ----------
         4.18     Certain Regulatory Matters.................................................................... 28
                  --------------------------
         4.19     Delays.........................................................................................28
                  ------
         4.20     Corporate Approvals............................................................................28
                  -------------------
         4.21     Charter Documents............................................................................. 28
                  -----------------

                                    ARTICLE 5
                       COVENANTS OF PSFC AND PEOPLES BANK

         5.1      Preparation of Registration Statement and Applications For Required Consents.................. 29
                  ----------------------------------------------------------------------------
         5.2      Conduct of Business -- Affirmative Covenants.................................................. 29
                  --------------------------------------------
         5.3      Conduct of Business -- Negative Covenants..................................................... 31
                  -----------------------------------------
         5.4      Conduct of Business -- Certain Actions........................................................ 33
                  --------------------------------------

                                    ARTICLE 6
                              COVENANTS OF EMCLAIRE

         6.1      Regulatory and Other Approvals................................................................ 34
                  ------------------------------
         6.2      Approvals and Registrations................................................................... 35
                  ---------------------------
         6.3      Employee Benefits............................................................................. 35
                  -----------------
         6.4      Notification.................................................................................. 35
                  ------------
         6.5      Tax Representations........................................................................... 36
                  -------------------
         6.6      Directors and Officers Indemnification and Insurance Coverage................................. 36
                  -------------------------------------------------------------
         6.7      Conduct of Emclaire and Farmers National Prior to the Effective Time...........................36
                  --------------------------------------------------------------------

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1      Conditions to the Obligations of Emclaire..................................................... 37
                  -----------------------------------------
                  (a)      Performance.......................................................................... 37
                           -----------
                  (b)      Representations and Warranties....................................................... 37
                           ------------------------------
                  (c)      Documents............................................................................ 37
                           ---------
                  (d)      Inspections Permitted................................................................ 37
                           ---------------------
                  (e)      No Material Adverse Change........................................................... 38
                           --------------------------
                  (f)      Opinion of PSFC's Counsel............................................................ 38
                           -------------------------
                  (g)      Other Business Combinations, Etc..................................................... 39
                           --------------------------------
                  (h)      Regulatory Approvals................................................................. 39
                           --------------------
                  (i)      PSFC Stockholder Approval............................................................ 39
                           -------------------------
                  (j)      Fairness Opinion..................................................................... 39
                           ----------------

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

         7.2      Conditions to the Obligations of PSFC......................................................... 39
                  -------------------------------------
                  (a)      Performance.......................................................................... 39
                           -----------
                  (b)      No Material Adverse Change........................................................... 39
                           --------------------------
                  (c)      Representations and Warranties....................................................... 39
                           ------------------------------
                  (d)      Documents............................................................................ 39
                           ---------
                  (e)      Consideration........................................................................ 40
                           -------------
                  (f)      Opinion of Emclaire's Counsel........................................................ 40
                           -----------------------------
                  (g)      Emclaire Stockholder Approval.........................................................41
                           -----------------------------
                  (h)      Fairness Opinion..................................................................... 41
                           ----------------

         7.3      Conditions to Obligations of All Parties...................................................... 41
                  ----------------------------------------
                  (a)      No Pending or Threatened Claims...................................................... 41
                           -------------------------------
                  (b)      Governmental Approvals and Acquiescence Obtained..................................... 42
                           ------------------------------------------------
                  (c)      Approval of Stockholders............................................................. 42
                           ------------------------
                  (d)      Effectiveness of Registration Statement.............................................. 42
                           ---------------------------------------
                  (e)      Tax Opinion.......................................................................... 42
                           -----------

                                    ARTICLE 8
                                   TERMINATION

         8.1      Termination................................................................................... 42
                  -----------
         8.2      Effect of Termination......................................................................... 43
                  ---------------------
         8.3      Fees...........................................................................................43
                  ----
         8.4      Expenses.......................................................................................44
                  --------

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1      Notices....................................................................................... 45
                  -------
         9.2      Governing Law................................................................................. 45
                  -------------
         9.3      Counterparts.................................................................................. 46
                  ------------
         9.4      Publicity..................................................................................... 46
                  ---------
         9.5      Entire Agreement.............................................................................. 46
                  ----------------
         9.6      Severability.................................................................................. 46
                  ------------
         9.7      Modifications, Amendments and Waivers......................................................... 46
                  -------------------------------------
         9.8      Interpretation................................................................................ 47
                  --------------
         9.9      Payment of Expenses........................................................................... 47
                  -------------------
         9.10     Attorneys' Fees............................................................................... 47
                  ---------------
         9.11     No Survival of Representations and Warranties................................................. 47
                  ---------------------------------------------
         9.12     No Waiver..................................................................................... 47
                  ---------
         9.13     Remedies Cumulative........................................................................... 47
                  -------------------
         9.14     Confidentiality............................................................................... 47
                  ---------------

Exhibit A -       Plan of Merger (Peoples Savings Financial Corporation and
                  Emclaire Financial Corp...................................................................... A-1
Exhibit B -       Merger Agreement (The Farmers National Bank of Emlenton and Peoples Savings
                  Bank)........................................................................................ B-1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement"), dated as of April __, 1998, is entered into by and between Emclaire Financial Corp. ("Emclaire" or the "Surviving Corporation" as the context may require), a corporation incorporated and existing under the laws of the Commonwealth of Pennsylvania, which is registered as a bank holding company and whose executive offices are located at 612 Main Street, Emlenton, Pennsylvania 16373; The Farmers National Bank of Emlenton ("Farmers National"), a national association, chartered and existing under the laws of the United States, which has its main office at 612 Main Street, Emlenton, Pennsylvania 16373, and is a wholly-owned subsidiary of Emclaire; Peoples Savings Financial Corporation ("PSFC"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, which is a registered bank holding company and whose principal offices are located at 173 Main Street, Ridgway, Pennsylvania 15853; and Peoples Savings Bank ("Peoples Bank"), a state savings bank, chartered and existing under the laws of Pennsylvania, which has its main office at 173 Main Street, Ridgway, Pennsylvania 15853 and is a wholly-owned subsidiary of PSFC.

         Emclaire, Farmers National, PSFC and Peoples Bank are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. PSFC is the beneficial owner and holder of record of 100,000 shares of the common stock, $0.10 par value per share, of Peoples Bank, which constitute all of the shares of common stock of Peoples issued and outstanding (the "Peoples Common Stock").

         B. The Boards of Directors of PSFC and Peoples Bank deem it desirable and in the best interests of PSFC and Peoples Bank and the shareholders of PSFC (the "PSFC Shareholders") that PSFC be merged (the "Merger") with and into Emclaire (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Plan of Merger") attached hereto as Exhibit A.

         C. The Board of Directors of Emclaire deems it desirable and in the best interests of Emclaire and the shareholders of Emclaire that PSFC be merged with and into Emclaire on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         D. The Parties to this Reorganization Agreement further deem it desirable and in the best interests of the respective corporations and their shareholders that Peoples Bank be merged with and into Farmers National (the "Subsidiary Merger") concurrently with or as soon as reasonably practicable after the Merger pursuant to the Merger Agreement attached hereto as Exhibit B (the "Subsidiary Merger Agreement").

         E. Pursuant to this Reorganization Agreement, each share of Peoples Common Stock outstanding at the Effective Time of the Merger will be converted into either (i) cash in the amount of $26.00 (the "Cash Merger Consideration," as defined herein), or (ii) shares of Emclaire Common Stock having a Final
Market Price (as defined herein) equal to $26.00 (the "Stock Merger Consideration as defined herein). Shareholders of Peoples Common Stock will be entitled to elect their preference with respect to each share of Peoples Common Stock held by them, subject to pro-rata allocation, such that an aggregate of 45.0% will be converted into the Cash Merger Consideration, and 55.0% will be converted into the Stock Merger Consideration.

         F. It is agreed that the number of outstanding shares of Peoples Common Stock (including shares issued under any restricted or management stock bonus plan) outstanding, including 45,297 stock options, is 487,813, resulting in total aggregate consideration of at least $12,230,168, 55% of which will be paid in the form of Emclaire Common Stock.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                    AGREEMENT


                                    ARTICLE 1

                           TERMS OF THE REORGANIZATION

                           1.1      The Merger.  Subject to the satisfaction (or
lawful waiver) of each of the condi- tions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger (as defined in Section 2.1(b) herein), PSFC shall be merged with and into Emclaire, which latter corporation shall survive the Merger and is referred to herein in such capacity as the "Surviving Corporation." The Merger shall have the effects set forth in the Pennsylvania Business Corporation Act ("PBCA"), with respect to mergers of corporate entities.

                          (a)       Effects of the Merger. At the Effective Time
of the Merger, the separate existence of PSFC shall cease, and PSFC shall be merged with and into Emclaire which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of PSFC. The Merger is intended to be treated by the parties as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, (the "Code").

                           (b)      Transfer of Assets. At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of PSFC in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and choses in action shall be deemed to be vested in Emclaire as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                           (c)      Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of PSFC whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of PSFC.

                  1.2      Articles   of   Incorporation,   Bylaws,   Directors,
                           -----------------------------------------------------
Officers and Name of the Surviving Corporation.
----------------------------------------------

                           (a)      Articles of Incorporation.  At and after the
Effective Time of the Merger, the Articles of Incorporation of Emclaire, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Articles of Incorporation of Emclaire as the Surviving Corporation, unless and until amended thereafter as provided by law and the terms of such Articles of Incorporation.

                           (b)      Bylaws.  At and after the Effective  Time of
the Merger, the Bylaws of Emclaire, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of Emclaire as the Surviving Corporation, unless and until amended or repealed as provided by law, the Articles of Incorporation of Emclaire and such Bylaws.

                           (c)      Directors  and  Officers.  The  directors of
Emclaire in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided in said Articles of Incorporation and Bylaws.

                           (d)      Advisory  Board.  The Surviving  Corporation
shall offer some of the current directors of Peoples a seat on a to-be-formed Advisory Board of the Surviving Corporation for a period of at least two years. Emclaire's mandatory retirement age for directors will apply to this Advisory Board. Such Advisory Board shall meet at least once per quarter and board members will receive board fees not less than current fees paid for attendance at committee meetings of the Board of Emclaire for participation thereon.

                           (e)      Name. The name of the Surviving  Corporation
following the Merger shall be: Emclaire Financial Corp.

                  1.3 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to the books, records, properties and facilities of the Party and shall use its best efforts to cause its officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information.

                  1.4 Subsidiary Merger and Emclaire's Right to Revise the Structure of the Transaction. The Parties to this Reorganization Agreement shall take all such action as shall be necessary or appropriate to effect the Subsidiary Merger pursuant to the terms, subject to the conditions and with the effects set forth in the Subsidiary Merger Agreement, at or as soon after the Effective Time of the Merger as is reasonably practicable. With the written consent of PSFC, which will not unreasonably be withheld, Emclaire shall have the right to revise the structure of the corporate Reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for regulatory reasons which Emclaire may deem advisable; Emclaire may exercise this right of revision by giving written notice to PSFC and Peoples Bank in the manner provided in this Reorganization Agreement which notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and

Restated Agreement and Plan of Reorganization provided, however, that such restructuring may not have a material adverse effect on the benefits of the Merger to PSFC shareholders.

                  1.5 PSFC Stock Options. As of the date of this Reorganization Agreement, there are 45,297 validly issued, outstanding and currently exercisable options to purchase shares of PSFC Common Stock (the "PSFC Stock Options"), and no other options, rights, warrants, scrip or similar rights to purchase shares of PSFC Common Stock are issued and outstanding. Upon consummation of the Merger and the payment of the amount set forth in Section 2.2(f), there will be no issued and outstanding PSFC Stock Options.

                  1.6 Employment Agreements. It is acknowledged that PSFC currently has outstanding, valid and enforceable employment agreement ("Employment Agreement") with Glenn R. Pentz, Jr. Immediately prior to the Closing as defined in Section 2.1(a), PSFC will pay out the "Change of Control" provision of the Agreement in a lump sum payment provided for in Section 11 of the Employment Agreement estimated in accordance with Schedule 1.6, subject to final adjustment, as of the Closing Date. At the closing of the acquisition, the Surviving Corporation will offer Mr. Pentz a position at Farmers without a written contract that allows Mr. Pentz to maximize his abilities.

                  1.7 Employees. Except as provided in Section 1.6 of this Reorganization Agreement, the Surviving Corporation shall retain all employees of PSFC and Peoples Bank subject to the needs of Emclaire's business. Except as to Mr. Pentz, who is covered by Section 1.6, Emclaire will guarantee such employees employment at their current compensation level for a period of at least three months after the Effective Time of the Merger.

                  1.8 Anti-dilution Provisions. In the event Emclaire changes the number of shares of Emclaire Common Stock issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Emclaire Common stock and the record date therefor shall be after the first date of the Pricing Period (as defined below) and prior to the Effective Time of the Merger, the Per Share Stock Consideration (as defined below) shall be proportionately adjusted.

                                    ARTICLE 2

                           DESCRIPTION OF TRANSACTION

                  2.1      Terms of the Merger.
                           -------------------

                  (a) Satisfaction of Conditions to Closing. After the transactions contemplated herein have been approved by the shareholders of PSFC and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date and at the time of day and place referred to in this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and the Subsidiary Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the

Closing, duly execute Articles of Merger for filing with the Secretary of State of the Commonwealth of Pennsylvania and promptly thereafter PSFC and Emclaire shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger. The Parties shall thereupon take such other and further actions as Emclaire shall reasonably direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                           (b)      Effective  Time  of  the  Merger.  Upon  the
satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed (the "Effective Time of the Merger").

                  2.2      Conversion of Stock.
                           -------------------

                           (a)      Consideration.  At the Effective Time of the
Merger, each share of common stock of PSFC, par value $0.10 per share (the "PSFC Common Stock") then issued and outstanding (other than shares held directly or indirectly by Emclaire, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the cash and/or shares of stock of Emclaire constituting the Per Share Merger Consideration (as defined in paragraph (b) below). As of the Effective Time of the Merger, each share of the PSFC Common Stock held directly or indirectly by Emclaire, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereto.

                           (b)      Cash or Stock Merger Consideration.  As used
herein, the term "Per Share Merger Consideration" shall mean either the amount of cash set forth in clause (i) below (the "Cash Merger Consideration") or that number of shares of common stock of Emclaire, par value $1.25 per share
("Emclaire Common Stock") as set forth in clause (ii) below (the "Stock Merger Consideration"), at the election of the holder of each share of PSFC Common Stock, subject however to proration as set forth below.

                           (i) If Cash Merger Consideration is to be paid with respect to a share of PSFC Common Stock, the Per Share Merger Consideration with respect to such share of PSFC Common Stock shall be in the amount of Twenty- six dollars ($26.00).

                           (ii) If Stock Merger Consideration is to be paid with respect to a share of PSFC Common Stock, the Per Share Merger Consideration with respect to such share of PSFC Common Stock shall be that number of shares of Emclaire Stock (the "Conversion Number") equal to:

                                    (A)     If  the  Final   Market   Price  (as
                                            defined  below)  shall  be  equal or
                                            greater  than $15.00 but equal to or
                                            less  than  $21.00,  then the  Stock
                                            Merger    Consideration   shall   be
                                            Twenty-six  dollars ($26.00) divided
                                            by the Final Market Price.

                                    (B)     If  the  Final   Market   Price  (as
                                            defined below) shall be greater than
                                            $21.00,   then  the   Stock   Merger
                                            Consideration  shall be 1.24  shares
                                            of Emclaire Common Stock.

                                    (C)     If  the  Final   Market   Price  (as
                                            defined  below)  shall be less  than
                                            $15.00,  either  Emclaire or Peoples
                                            can terminate this Agreement.

                           (c)      Final Market Price. The "Final Market Price"
shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the Emclaire Common Stock as reported on the OTC Bulletin Board for each of the thirty (30) OTC Bulletin Board general market trading days preceding one week prior to the Closing Date on which the OTC Bulletin Board was open for business (the "Pricing Period"), provided, however, that if there are less than 10 business days during such period when Emclaire Common Stock trades and on which there is a closing price, then the Pricing Period shall be extended backwards for such period as is necessary until there are ten days on which Emclaire Common Stock trades and on which there is a closing price if such extension backwards will result in a lower calculated Final Market Price. In the event the Emclaire Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of Emclaire Common Stock and the average shall be based upon the "last" real time trades and number of days on which the Emclaire Common Stock actually traded during the Pricing Period.

                           (d)      Fractional  Shares.   Fractional  shares  of
Emclaire Common Stock shall not be issued and each holder of PSFC Common Stock who would otherwise be entitled to receive any such fractional shares (taking into account all share amounts to which such holder is otherwise entitled hereunder) shall receive cash (without interest) in lieu thereof in an amount equal to the fraction of the share of Emclaire Common Stock to which such holder would otherwise be entitled multiplied by the Final Market Price. No such holder will be entitled to dividends, voting rights or any other rights of a stockholder of Emclaire or PSFC in respect of any such fractional share.

                           (e)      Dissenting Shares.  Notwithstanding anything
in this Agreement to the contrary, shares of PSFC Common Stock which are issued and outstanding immediately prior to the Effective Time of the Merger and which are held by a shareholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of PSFC Common Stock (the "Dissenting Shares") pursuant to Section 1571 of the PBCA, shall not be converted into or be exchangeable for the right to receive the consideration provided in this Section 2.2 unless and until such holder shall fail to perfect his or her right to an appraisal or shall have effectively withdrawn or lost such right under the PBCA, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of PSFC Common Stock shall thereupon be deemed to be Cash Election Shares as defined in Section 2.3 of this Agreement.

                           (f)      Treatment of Options.  At the Effective Time
of the Merger, each unexercised PSFC Stock Option shall be deemed canceled and as consideration therefor each holder of a PSFC Stock Option (the "Option Holders") shall have the right to receive a cash payment amount (the "Cash Out") equal to the excess of (A) $26.00 over the exercise price per share of PSFC Common Stock covered by that Option Holder's PSFC Stock Option(s), multiplied by
(B) the total number of shares of PSFC Common Stock covered by such PSFC Stock Option(s).

                           (g)      Calculation  Schedule.  The  calculations of
the respective amounts of cash and Emclaire Common Stock payable and issuable pursuant to the terms of this Reorganization Agreement shall be jointly prepared and agreed to by Emclaire and PSFC and set forth in reasonable detail in a schedule that shall be delivered to Farmers National (the "Exchange Agent") no later than two business days after the end of the Election Period.

                  2.3      Election and Allocation Procedures.
                           ----------------------------------

                           (a)      Subject  to  and  in  accordance   with  the
allocation and election procedures set forth herein, each record holder of a share of PSFC Common Stock (the "PSFC Shareholders") shall, prior to the Election Deadline (as hereinafter defined) specify (i) the number of whole shares of PSFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Cash Merger Consideration, and (ii) the number of whole shares of PSFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Stock Merger Consideration..

                           (b)      An  election as  described  in clause (i) of
Paragraph (a) of this Section and all Dissenting Shares are herein referred to as a "Cash Election," and shares of PSFC Common Stock as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election as described in clause (ii) of Paragraph (a) is herein referred to as a "Stock Election," and shares as to which a Stock Election has been made are herein referred to as "Stock Election Shares." A failure to indicate a preference in accordance herewith is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares."

                           (c)      Notwithstanding   anything   herein  to  the
contrary, and after taking into consideration Dissenting Shares and the Cash Out, 55.0% of the outstanding PSFC Common Stock shall be exchanged for Emclaire Common Stock. Payment of cash pursuant to the Cash Merger Consideration, the Cash Out and Dissenting Shares, if any, and issuance of Emclaire Common Stock pursuant to the Stock Merger Consideration, shall be allocated to holders of PSFC Stock such that the number of shares of PSFC Common Stock as to which cash is paid shall equal 45.0% of the aggregate number of shares of PSFC Common Stock outstanding plus those subject to PSFC Stock Options (the "Aggregate Shares"), and the number of shares of PSFC Common Stock (outstanding or subject to PSFC Stock Options) as to which PSFC Stock are issued shall equal 55.0% of the Aggregate Shares, as follows:

                                    (1)     If  the  number  of  Cash   Election
                                            Shares  is in excess of 45.0% of the
                                            Aggregate    Shares,     then    (i)
                                            Non-Electing  Shares shall be deemed
                                            to be Stock  Election  Shares,  (ii)
                                            Option  Holders  shall be treated as
                                            Cash   Election    Shares    without
                                            adjustment,  (iii) Dissenting Shares
                                            shall be  treated  as Cash  Election
                                            Shares   without   adjustment,   and
                                            (iv)(A) Cash Election Shares of each
                                            Shareholder   who   made   the  Cash
                                            Election  shall be reduced  pro rata
                                            by  multiplying  the  number of Cash
                                            Election Shares of such  Shareholder
                                            by  a  fraction,  the  numerator  of
                                            which is the  number  of  shares  of
                                            PSFC Common  Stock equal to 45.0% of
                                            the Aggregate  Shares minus the Cash
                                            Out and  Dissenting  Shares  and the
                                            denominator    of   which   is   the
                                            aggregate  number  of Cash  Election
                                            Shares of all Shareholders,  and (B)
                                            the   shares  of  such   Shareholder
                                            representing the difference  between
                                            such   Shareholder's   initial  Cash
                                            Election and such Shareholder's
                                            reduced  Cash  Election  pursuant to
                                            clause (A) shall be  converted  into
                                            and be deemed  to be Stock  Election
                                            Shares.

                                    (2)     If  the  number  of  Stock  Election
                                            Shares  is in excess of 55.0% of the
                                            Aggregate    Shares,     then    (i)
                                            Non-Electing  Shares shall be deemed
                                            to be Cash Election  Shares and (ii)
                                            (A)  Stock  Election  Shares of each
                                            Holder  shall be reduced pro rata by
                                            multiplying   the  number  of  Stock
                                            Election  Shares of such Holder by a
                                            fraction,  the numerator of which is
                                            the number of shares of PSFC  Common
                                            Stock   equal   to   55.0%   of  the
                                            Aggregate Shares and the denominator
                                            of which is the aggregate  number of
                                            Stock   Election   Shares   of   all
                                            Holders,  and (B) the shares of such
                                            Holder  representing  the difference
                                            between such Holder's  initial Stock
                                            Election and such  Holder's  reduced
                                            Stock  Election  pursuant  to clause
                                            (A) shall be  converted  into to and
                                            be  deemed   to  be  Cash   Election
                                            Shares.

                                    (3)     If  the  number  of  Cash   Election
                                            Shares  is less  than  45.0%  of the
                                            Aggregate  Shares  and the number of
                                            Stock  Election  Shares is less than
                                            55.0% of the Aggregate Shares,  then
                                            (i) there shall be no  adjustment to
                                            the   elections   made  by  electing
                                            Holders,  (ii)  there  shall  be  no
                                            adjustment   to  the   Cash  Out  or
                                            Dissenting Shares, if any, and (iii)
                                            Non-Electing  Shares of each  Holder
                                            shall be treated as Stock  Elections
                                            Shares   and/or  as  Cash   Election
                                            Shares   in    proportion   to   the
                                            respective amounts by which the Cash
                                            Election   Shares   and  the   Stock
                                            Election  Shares  are less  than the
                                            45.0%     and     55.0%      limits,
                                            respectively.

                           (d)      After  taking  into  account  the  foregoing
adjustment provisions, each Cash Election Share (including those deemed to be Cash Election Shares) shall receive in the Merger the Cash Merger Consideration pursuant to Section 2.2(b) and each Stock Election Share (including those deemed to be Stock Election Shares) shall receive in the Merger the Stock Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 2.2(b).

                           (e)      Satisfaction   of   Conditions  to  Closing.
Notwithstanding any other provision of this Agreement, if the application of the provisions of this Section would result in Holders receiving a number of shares of Emclaire Common Stock that would prevent the Per Share Merger Consideration from consisting in the aggregate of 45.0% Cash Merger Consideration and 55.0% Stock Merger Consideration or otherwise prevent the satisfaction of any of the conditions set forth in Article 7 hereof, the number of shares otherwise allocable to Holders pursuant to this section shall be adjusted in an equitable manner as shall be necessary to enable the satisfaction of all conditions.

                  2.4      Election Procedures.
                           -------------------

                           (a)      PSFC and Emclaire  shall  prepare a form for
purposes of making elections and containing instructions with respect thereto (the "Election Form"). The Election Form shall be distributed to each Holder at such time as PSFC and Emclaire shall determine and shall specify the date by which all such elections must be made (the "Election Deadline") which date shall be the date of the meeting of PSFC Shareholders to approve the Merger or such other date determined by PSFC and Emclaire. In the event the Closing does not take place within ten
(10) business days after the meeting of PSFC Shareholders to approve the Merger, new Election Forms shall be sent via first class mail to PSFC Shareholders providing such shareholders an opportunity to change their election by a specific time period ("New Election Deadline"). Such new Election Deadline be no less than ten (10) business days from the Closing.

                           (b)      Elections   shall  be  made  by  Holders  by
mailing to the Exchange Agent a completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent accompanied by certificates representing the shares of PSFC Common Stock as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by Emclaire. An Election Form and accompanying share certificates must be received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form.

                           (c)      Emclaire will have the discretion,  which it
may delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of Emclaire (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Emclaire nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

                           (d)      For the purposes  hereof,  a Holder who does
not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election.

                           (e)      In  the  event   that  this   Agreement   is
terminated pursuant to the provisions hereof and any shares or PSFC Stock Options have been transmitted to the Exchange Agent pursuant to the provisions hereof, Emclaire and PSFC shall cause the Exchange Agent to promptly return such shares to the person submitting the same.

                  2.5      Mechanics of Payment of Consideration.
                           -------------------------------------

                          (a)       Surrender   of   Certificates   Pursuant  to
Section 2.2(b). Within five business days after the Effective Time of the Merger, the Exchange Agent shall deliver to each of the PSFC Record Holders who have not previously submitted properly completed Election Forms, accompanied by all certificates (or other appropriate documentation) in respect of all shares of PSFC Common Stock held of record by such PSFC Record Holders, such materials and information deemed necessary by the Exchange Agent to advise the PSFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the PSFC Common Stock in order for the PSFC Record Holders to receive the Consideration to which they are entitled as provided herein. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the PSFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by PSFC to Emclaire at the Closing (the "Shareholder List"). Emclaire shall deposit with the Exchange Agent sufficient certificates representing Emclaire Common Stock and cash to enable the Exchange Agent to distribute the Merger Consideration as determined pursuant to this Reorganization Agreement. Emclaire shall also make appropriate provisions with the Exchange Agent to enable PSFC Record Holders to obtain the Shareholder Materials from, and to deliver the certificates formerly representing shares of PSFC Common Stock to, the Exchange Agent in person, commencing on or not later than the second business day following the Closing Date. Upon receipt of the appropriate Shareholder Materials, together with the certificates formerly evidencing and representing all of the shares of PSFC Common Stock which were validly held of record by such holder, the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of PSFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects) and to mail to the former PSFC Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be issued or paid for each such PSFC Record Holder's shares pursuant to the terms hereof. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of PSFC Common Stock of a PSFC Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such PSFC Record Holder's shares of PSFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the PSFC Record Holder's PSFC Common Stock shall have been properly surrendered as provided above, the Consideration issued or payable to the PSFC Record Holder(s) of the canceled shares as of any time after the Effective Date of the Merger shall not be paid to the PSFC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each PSFC Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The PSFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Article, receive the Consideration to which each such PSFC Record Holder is entitled, provided that each such PSFC Record Holder shall deliver to Emclaire and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to Emclaire and the Exchange Agent which has been duly executed by a corporate surety satisfactory to Emclaire and the Exchange Agent, indemnifying the Surviving Corporation, Emclaire, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be paid by the PSFC Record Holder.

                           (b)      Stock Transfer  Books. At the Effective Time
of the Merger, the stock transfer books of PSFC shall be closed and no transfer of shares of PSFC Common Stock shall be made thereafter.

                           (c)      Reservation,  Registration  and  Listing  of
Shares of Emclaire Common Stock. Emclaire shall reserve for issuance, register under the Securities Laws and apply for listing for trading on the OTC Bulletin Board a sufficient number of shares of Emclaire Common Stock for the purpose of issuing shares of Emclaire Common Stock to the PSFC Record Holders in accordance with the terms and conditions of this Article.

                  2.6 Time and Place of Closing. Unless this Reorganization Agreement shall have been herein terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day after satisfaction of the conditions set forth in Section 7.03 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 7.01 and 7.02) (the "Closing Date"), at the offices of Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005, unless another date, time or place is agreed to in writing by the parties hereto.

                                    ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF PSFC AND PEOPLES BANK

         Except as otherwise disclosed in one or more schedules (the "PSFC Schedule(s)") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time of the Merger, each of PSFC and Peoples Bank represents and warrants to Emclaire and Farmers National as follows:

                  3.1 Organization and Qualification of PSFC and Subsidiaries. PSFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business is such that a failure to be so qualified would have a material adverse effect on PSFC and Peoples Bank taken as a whole; and (iii) is registered as a bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve System"). Peoples Bank is a state chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and engages only in activities (and holds properties only of the types) permitted by the Commonwealth of Pennsylvania and the rules and regulations promulgated by the Pennsylvania Department of Banking ("PADB") thereunder and the FDIC for insured depository institutions. Peoples Bank's deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 3.2       Authorization, Execution and Delivery; Reorganization
                           -----------------------------------------------------
Agreement Not in Breach.
-----------------------

                           (a)      PSFC and  Peoples  Bank  have all  requisite
corporate power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transactions have been duly authorized by at least a majority of the entire Boards of Directors of both PSFC and Peoples Bank and no other corporate proceedings on the part of PSFC and Peoples Bank are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, except for the approval of their respective shareholders. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by PSFC and Peoples Bank have been (or upon execution will have been) duly executed and delivered by PSFC and Peoples Bank and constitute (or upon execution will constitute) legal, valid and enforceable obligations of PSFC and Peoples Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                           (b)      The   execution   and   delivery   of   this
Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice, or both, would constitute such a default under), or conflict with, or permit the acceleration of, any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which PSFC or any PSFC Subsidiary is a party or by which PSFC or any PSFC Subsidiary is bound, the Articles of Incorporation and Bylaws of PSFC or the Articles of Incorporation and bylaws of Peoples Bank; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which PSFC or any PSFC Subsidiary is bound, or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to PSFC or any PSFC Subsidiary or the properties of any of them; or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of PSFC or any PSFC Subsidiary, except the Government approvals shall be required for PSFC and Peoples Bank to consummate the Merger and Subsidiary Merger.

                  3.3 No Legal Bar. Neither PSFC nor Peoples Bank is a party to, or subject to or bound by, any material agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by PSFC or Peoples Bank, the delivery thereof to Emclaire and Farmers National or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against PSFC or Peoples Bank in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith, or, in connection with any of the transactions contemplated hereby, is at issue.

                  3.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by PSFC or Peoples Bank in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to PSFC or Peoples Bank in order to avoid forfeiture or impairment of such rights. Neither PSFC nor Peoples Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                  3.5 Licenses, Franchises and Permits. PSFC and all PSFC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. Except as disclosed in
Schedule 3.5, the benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by a successor to PSFC and Peoples Bank subsequent to the Closing of the transactions contemplated herein without any consent or approval, subject to the legal right and authority of such successor to engage in the activities licensed, franchised, permitted or authorized thereby. Neither PSFC nor any PSFC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or, to the best knowledge of PSFC and the PSFC Subsidiaries, has been threatened by any governmental authority.

                  3.6 Charter Documents. Included in Schedule 3.6 hereto are true and correct copies of the Articles of Incorporation and Bylaws of PSFC and Peoples Bank.

                  3.7 PSFC Financial Statements. PSFC has delivered or will deliver to Emclaire copies of the consolidated statements of financial condition of PSFC as of June 30, for the fiscal years 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as incorporated by reference in PSFC's Annual Report to Stockholders in each case accompanied by the audit report of S.R. Snodgrass, A.C., independent public accountants with respect to PSFC (the "Audited Financial Statements"), and the unaudited consolidated statements of financial condition of PSFC as of December 31, 1997 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the six month periods then ended as reported in PSFC's quarterly report to shareholders. The consolidated statements of financial condition of PSFC referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of PSFC as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of PSFC for the respective periods or as of the respective dates set forth therein, in each case in conformity with GAAP consistently applied, it being understood that PSFC's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

                  3.8      Absence of Certain  Changes.  Except as  disclosed in
Schedule 3.8 or as provided for or contemplated in this Reorganization Agreement, since June 30, 1997 (the "Balance Sheet Date") there has not been:

                           (a)      any material  transaction by PSFC or Peoples
Bank not in the ordinary course of business and in conformity with past practice;

                           (b)      any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), operations, liquidity, income, condition or net worth of PSFC and Peoples Bank taken as a whole;

                           (c)      any damage,  destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties or business prospects of PSFC and Peoples Bank taken as a whole or their future use and operation by PSFC and Peoples Bank taken as a whole;

                           (d)      any  acquisition  or  disposition by PSFC or
Peoples Bank of any property or asset of PSFC or Peoples Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Ten Thousand Dollars ($10,000) other than acquisitions or dispositions made in the ordinary course of business;

                           (e)      any mortgage,  pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of PSFC or Peoples Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice (pledges of and liens on assets to secure Federal Home Loan Bank advances being deemed both in the ordinary course of business and consistent with past practice);

                           (f)      any amendment,  modification  or termination
of any contract or agreement in excess of $10,000, relating to PSFC or Peoples Bank, to which PSFC or Peoples Bank is a party which would have a material adverse effect upon the financial condition or operations of PSFC and Peoples Bank taken as a whole;

                           (g)      any increase in, or  commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of PSFC or Peoples Bank, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business and consistent with past practice not exceeding the lesser of five percent (5%) per annum or $2,500 for any of them individually;

                           (h)      any incurring of,  assumption  of, or taking
of, by PSFC or Peoples Bank, any property subject to, any liability in excess of $10,000, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice; or

                           (i)      any  material  alteration  in the  manner of
keeping the books, accounts or Records of PSFC or Peoples Bank, or in the accounting policies or practices therein reflected, except as required by GAAP and requirements of Regulatory Authorities.

                  3.9 Deposits. Except as set forth in Schedule 3.9, none of the Peoples Bank deposits (consisting of certificate of deposit, savings accounts, NOW accounts and checking account), is a brokered deposit.

                  3.10 Properties. Except as described in Schedule 3.10 hereto or adequately reserved against in the Audited Financial Statements of PSFC or disposed of since the Balance Sheet Date, PSFC and each PSFC Subsidiary has good and, as to real property, marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, reflected in the Audited Financial Statements of PSFC as being owned by PSFC or any PSFC Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of PSFC and the PSFC Subsidiaries on a consolidated basis, held under leases or subleases by PSFC or any PSFC Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, or by equitable principles).

                  3.11 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 3.11 hereto, each item of PSFC's or Peoples Bank's fixed assets and equipment having a net book value in excess of Ten Thousand Dollars ($10,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                  3.12     Tax Matters.  Except as  described  in Schedule  3.12
hereto:

                           (a)      All  federal,  state and  local tax  returns
required to be filed by or on behalf of PSFC and Peoples Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably be expected to result in a determination materially adverse to PSFC and Peoples Bank taken as a whole except as fully reserved for in the Audited Financial Statements of PSFC. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid;

                           (b)      Neither  PSFC nor Peoples  Bank has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect;

                           (c)      Adequate provision for any federal, state or
local taxes due or to become due for PSFC and Peoples Bank for all periods through and including June 30, 1997, has been made and is reflected on the June 30, 1997 financial statements included in the Audited Financial Statements of PSFC, and have been and will continue to be made with respect to periods ending after June 30, 1997;

                           (d)      Deferred taxes of PSFC and Peoples Bank have
been and will be provided for in accordance with GAAP; and

                           (e)      To the best  knowledge  of PSFC and  Peoples
Bank, neither the Internal Revenue Service nor any state, local or other taxing authority is now asserting or threatening to assert against PSFC or Peoples Bank any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon PSFC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by PSFC or Peoples Bank, either have been paid in full or have been properly accrued and reflected in the Audited Financial Statements of PSFC.

                  3.13 Litigation. Except as set forth in Schedule 3.13 hereto, there is no action, suit or proceeding pending against PSFC or Peoples Bank, or to the best knowledge of PSFC or Peoples Bank, threatened against or affecting PSFC, Peoples Bank or any of their assets, before any court or arbitrator or any governmental body, agency or official that may, if decided against PSFC or Peoples Bank, have a material adverse effect on the business, properties, assets, liabilities, or condition (financial or other) of PSFC and Peoples Bank taken as a whole and that are not reflected in the Audited Financial Statements of PSFC.

                  3.14     Environmental  Materials.  Except  as  set  forth  in
Schedule 3.14 to the knowledge of PSFC and Peoples Bank, the real property owned by PSFC associated with its two offices as well as other real property held as an asset and real property held as real estate owned ("Real Properties") are in material compliance with all Environmental Laws, as hereinafter defined, and there are no conditions existing currently which would subject PSFC to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require cleanup, removal, remedial action or other response pursuant to Environmental Laws by PSFC. Copies of all environmental studies, reports, notices and the like known to exist with regard to the Real Properties is contained at Schedule

3.14. PSFC is not a party to any litigation or administrative proceeding, nor has PSFC (either in its own capacity or as trustee or fiduciary), materially violated Environmental Laws nor, to its knowledge and except as set forth in
Schedule 3.14, is PSFC (either in its own capacity or as trustee or fiduciary) required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials. To the knowledge of PSFC, none of the Real Properties are, nor is PSFC, subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the knowledge of PSFC, no material permits, licenses or approvals are required under Environmental Laws relative to the Real Properties; and, except as disclosed in Schedule 3.14, PSFC has not stored, deposited, treated, recycled, used or disposed of any materials (including, without limitation, asbestos) on, under or at the Real Properties (or tanks or other facilities thereon containing such materials), which materials if known to be present on the Real Properties or present in soils or ground water, would require cleanup, removal or some other remedial action under the Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended ("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called "Superfund" or "Superlien" Laws.

                  3.15 Insurance. PSFC and Peoples Bank have paid all amounts due and payable under any insurance policies and guaranties applicable to PSFC and Peoples Bank and PSFC's or Peoples Bank's assets and operations; all such insurance policies and guaranties are in full force and effect; and PSFC and Peoples Bank and all of PSFC's and Peoples Bank's Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

                  3.16 Books and Records. The minute books of PSFC and Peoples Bank contain, in all material respects, accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of PSFC and Peoples Bank fairly and accurately reflect the transactions to which PSFC and Peoples Bank is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

                  3.17 Capitalization of PSFC. The authorized capital stock of PSFC consists of 2,000,000 shares of Common Stock having a par value of $.10 per share, 1,000,000 shares of preferred stock, no par value per share, the "PSFC Preferred Stock" and no other class of equity security. As of the date of this Reorganization Agreement, 452,966 shares of PSFC Common Stock were issued, of which 442,516 were outstanding and 10,450 were held in treasury, and no shares of PSFC Preferred Stock were issued and outstanding. All of the outstanding PSFC Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any PSFC Shareholder. Except as described in Section 1.5 of this Reorganization Agreement as of the date hereof, there are no outstanding securities or other obligations which are convertible into PSFC Common Stock or into any other equity or debt security of PSFC, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued PSFC Common Stock or any other equity or debt security of PSFC. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 487,813 shares of PSFC Common Stock issued and outstanding (442,516) shares currently outstanding plus 45,297 unexercised options). PSFC owns and is the beneficial record holder of, and has good and freely transferable title to, all of the 100,000 shares of Peoples Bank Common Stock issued and outstanding, and recorded on the books and Records of Peoples Bank as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of PSFC to freely vote such stock in support of the transactions contemplated herein.

                  3.18 Sole Agreement. With the exception of this Reorganization Agreement, neither PSFC, nor Peoples Bank, nor any Subsidiary of either has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of PSFC or Peoples Bank or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating PSFC or Peoples Bank to issue or sell or authorize the sale or transfer of PSFC Common Stock or the capital stock of Peoples Bank. Except as set forth in Schedule 3.18 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of PSFC outstanding, except for shares of PSFC Common Stock presently issued and outstanding (or issuable upon the exercise of outstanding stock options), and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PSFC or Peoples Bank, or contracts, commitments, understandings, or arrangements by which PSFC or Peoples Bank is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which PSFC or Peoples Bank is or may be bound to transfer or issue to any third party any shares of the capital stock of Peoples Bank, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of PSFC to vote or to dispose of any such shares.

                  3.19 Disclosure. The information concerning, and representations and warranties made by, PSFC and Peoples Bank set forth in this Reorganization Agreement, or in the Schedule of PSFC hereto, or in any document, statement, certificate or other writing furnished or to be furnished by PSFC or Peoples Bank to Emclaire and Farmers National, pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Without limiting the foregoing, at the time the prospectus included in the registration statement of Emclaire to be filed with the SEC as provided herein is mailed to PSFC Record Holders and stockholders of Emclaire ("Emclaire Stockholders") and at all times subsequent to such mailing, up to and including the Effective Time of the Merger, such registration statement (including any amendments and supplements thereto), with respect to all information relating to PSFC, Peoples Bank and this Reorganization Agreement as it relates to PSFC, (i) will comply in all material respects with the applicable provisions of the Securities Laws and
(ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Emclaire by PSFC or Peoples Bank pursuant hereto were or will be complete and accurate copies of such documents.

                 3.10 Absence of Undisclosed Liabilities. Except as described in Schedule 3.22 hereto, to their knowledge neither PSFC nor Peoples Bank has any obligation or liability that is material to the financial condition or operations of PSFC or Peoples Bank, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of PSFC or Peoples Bank (i) except as disclosed in the Audited Financial Statements of PSFC delivered to Emclaire prior to the date of this Reorganization Agreement, (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since June 30, 1997, neither PSFC nor Peoples Bank has incurred or paid any obligation or liability which would be material to the financial condition or operations of PSFC or Peoples Bank, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to PSFC or Peoples Bank.

                  3.21 Allowance for Possible Loan or REO Losses. The allowance for possible loan losses shown on the Audited Financial Statements of PSFC is in the opinion of management of PSFC adequate in all material respects to provide for anticipated losses inherent in loans outstanding. Except as disclosed in Schedule 3.21 hereto, as of the date thereof, neither PSFC nor Peoples Bank has any loan which has been criticized, designated or classified by management of PSFC, or by regulatory examiners representing any Regulatory Authority or by PSFC's independent auditors as "Special Mention," "Substandard," "Doubtful", "Loss" or as a "Potential Problem Loan."

                           The  allowance  for  possible  losses in real  estate
owned, if any, shown on the Audited Financial Statements of PSFC in the opinion of management is or will be adequate in all respects to provide for anticipated losses inherent in REO owned or held by PSFC or Peoples Bank and the net book value of real estate owned on the Balance Sheet of the Audited Financial Statements of PSFC is the fair value of the real estate owned in accordance with Statement of Position 92-3.

                  3.22 Loan Portfolio. To the best knowledge of PSFC and Peoples Bank, with respect to each mortgage loan owned by PSFC or Peoples Bank in whole or in part (each, a "Mortgage Loan"):

                           (a)      Enforceability.  The  mortgage  note and the
related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms.

                           (b)      No  Modification.  Neither  PSFC nor Peoples
Bank nor any prior holder of a Mortgage Loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or mortgage note except as otherwise disclosed by documents in the applicable mortgage file.

                           (c)      Owner.  PSFC or  Peoples  Bank  is the  sole
holder of legal and beneficial title to each Mortgage Loan (or Peoples Bank's applicable participation interest), as applicable and there has not been any assignment or pledge of any Mortgage Loan (other than as security for Federal Home Loan Bank advances).

                           (d)      Collateral  Documents.  The  mortgage  note,
mortgage and any other collateral documents, copies of which are included in the Mortgage Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable mortgage file.

                           (e)      Litigation.   There  is  no   litigation  or
proceeding pending or threatened, relating to the mortgaged property which would have a material adverse effect upon the related Mortgage Loan.

                           (f)      Participation. With respect to each Mortgage
Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and the interest in such Mortgage Loan of PSFC or Peoples Bank created by such participation would not be a part of the insolvency estate of the Mortgage Loan originator or other third party upon the insolvency thereof.

                  3.23     Compliance with Laws.
                           --------------------

                           (a)      PSFC and Peoples Bank are in compliance with
all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of PSFC and Peoples Bank taken as a whole, or which would or could reasonably be expected to subject PSFC or Peoples Bank or any of its directors or officers to civil money penalties; and

                           (b)      Neither  PSFC nor Peoples  Bank has received
notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof
(i) asserting that PSFC or Peoples Bank is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, and which, as a result of such noncompliance, would or could reasonably be expected to have a material adverse effect on PSFC and Peoples Bank taken as a whole, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of PSFC and the Peoples Bank, taken as a whole, or (iii) requiring PSFC or Peoples Bank to enter into a cease and desist order, consent, agreement or memorandum of understanding.

                  3.24 Employee Benefit Plans. Schedule 3.24 to the PSFC Disclosure Schedule lists (i) each pension, profit sharing, stock bonus, thrift, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by PSFC and/or Peoples Bank or to which PSFC and/or Peoples Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by PSFC and/or Peoples Bank or to which PSFC and/or Peoples Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which PSFC and/or Peoples Bank provide benefits for or on behalf of any current or former employee, officer, director, consultant or agent.

                           (b)      All of the plans,  programs and arrangements
described in Schedule 3.24 (hereinafter referred to as the "PSFC Benefit Plans") that are subject to ERISA are in material compliance with all applicable requirements of ERISA and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the PSFC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under
Section  401(a)  of the  Code  satisfies  the  applicable  requirements  of such provision and there exist no circumstances that would adversely affect the qualified status of any such Plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 3.24, there is no pending or, to the best knowledge of PSFC, threatened litigation, governmental proceeding or investigation against or relating to any PSFC Benefit Plan and there is no reasonable basis for any material proceedings, claims, actions or proceedings against any such PSFC Benefit Plan. To the best of PSFC's knowledge, no PSFC Benefit Plan (or PSFC Benefit Plan fiduciary, in his capacity as such) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such Plan. There have been no acts or omissions by PSFC that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which PSFC may be liable. All group health plans of PSFC, including any plans of current and former Affiliates of PSFC that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any PSFC Benefit Plan (or from PSFC with respect to any PSFC Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of PSFC that have not yet been paid have been properly recorded on the books of PSFC.

                          (c)       The  Peoples  Savings  Bank  Employee  Stock
Ownership Plan ("ESOP") shall be terminated, in accordance with its terms, as of the closing of the Merger contemplated by the Reorganization Agreement; and Peoples Bank shall continue to repay the ESOP note on a pro rated basis for the period from January 1, 1998 through the Closing in accordance with past contribution rates by Peoples Bank, and further that the Closing shall be treated as the end of the plan year for purposes of permitting an allocation of benefits based on such repayments.

                  3.25     Material  Contracts.  Except as described in Schedule
3.25 hereto, neither PSFC nor Peoples Bank, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that require annual payments of over $10,000 per year, other than loans or commitments to lend in the ordinary course of business pursuant to which Peoples Bank is a lender.

                  3.26 Material Contract Defaults. Neither PSFC nor Peoples Bank is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on PSFC and Peoples Bank taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  3.27 Reports. Since January 14, 1994, PSFC and Peoples Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the PADB; (ii) the FDIC, (iii) the SEC, including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and proxy statements; and (iv) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.28     1934 Act and OTC Bulletin Board
                           -------------------------------

                           (a)      The PSFC Common Stock is registered with the
SEC pursuant to the 1934 Act and PSFC has filed with the SEC all material forms and reports required by law to be filed by PSFC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                           (b)      The outstanding  shares of PSFC Common Stock
are quoted for trading on the OTC Bulletin Board (under the symbol "PSVF") pursuant to the listing rules of the OTC Bulletin Board and PSFC has filed with the OTC Bulletin Board all material forms and reports required by law to be filed by PSFC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  3.29 Statements True and Correct. None of the information prepared by, or on behalf of, PSFC or any PSFC Subsidiary regarding PSFC, Peoples Bank or any other PSFC Subsidiary included or to be included in the Prospectus/Proxy Statement to be mailed to PSFC's Shareholders in connection with the PSFC Shareholders' Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, and, with respect to the Prospectus/Proxy Statement, when first mailed to the of PSFC Shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Prospectus/Proxy Statement or any amendment thereof or supplement thereto, at the time of the PSFC Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the PSFC Shareholders' Meeting. All documents which PSFC or any PSFC Subsidiary is responsible for filing with the SEC or any other

Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations promulgated thereunder.

                  3.30 Investment Securities. Section 1 of Schedule 3.30 sets forth the book and market value as of June 30, 1997 of the investment securities, mortgage-backed securities and securities held for sale of PSFC and Peoples Bank as of such date. Section 2 of Schedule 3.30 sets forth an investment securities report which includes (to the extent known or reasonably obtainable) security descriptions, CUSIP or Agency Pool numbers, current pool face values, book values, coupon rates, market values and book yields in each case as of June 30, 1997.

                  3.31     Certain Regulatory Matters.
                           --------------------------

                           (a)      Peoples  Bank is a qualified  thrift  lender
under Section 10(m) of the Home Owners' Loan Act of 1933, as amended and recodified, and is a member of the Federal Home Loan Bank of Pittsburgh.

                           (b)      Peoples  Bank has not paid any  dividends to
PSFC or any affiliate thereof that (i) caused the regulatory capital of Peoples Bank to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as reflected on Schedule 3.31 and as required by applicable law, there are no restrictions on the payment of dividends by PSFC or Peoples Bank.

                           (c)      PSFC and Peoples Bank have adopted  policies
and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

                  3.32     Corporate Approval.
                           ------------------

                           (a)      The  affirmative  vote of a majority  of the
votes cast by shareholders of PSFC entitled to vote at a meeting is required to adopt this Reorganization Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of PSFC is required by law, the Articles of Incorporation or Bylaws of PSFC or otherwise to adopt this Reorganization Agreement and approve the Merger and the other transactions contemplated hereby.

                           (b)      At a duly  constituted  meeting of the Board
of Directors of PSFC directors constituting at least a majority of the Directors granted their prior approval to the Merger and, accordingly, the provisions of Articles 12 and 13 of PSFC's Articles of Incorporation do not and will not apply to this Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                           (c)      The  provisions of Subchapters E, F, G and H
of the PBCA will not apply to this Reorganization Agreement, the Merger or the transactions contemplated hereby and thereby.

                  3.33 Broker's and Finder's Fees. Except for payments to Capital Resources Group, Inc. ("Capital Resources Group"), which has been engaged by PSFC as its financial advisor (pursuant to an agreement, a copy of which has been separately provided to Emclaire), neither PSFC nor any of its subsidiaries has any liability to any broker, finder, or similar agent, nor have any of them agreed to pay any broker's fee, finder's fee or commission, with respect hereto or to the transactions contemplated hereby.

                                    ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF EMCLAIRE AND FARMERS NATIONAL

                  Except as otherwise disclosed in one or more schedules (collectively the "Emclaire Schedule") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time of the Merger, each of Emclaire and Farmers National represents and warrants to PSFC and Peoples Bank as follows:

                  4.1 Organization and Corporate Authority. Emclaire is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and Farmers National is duly organized, validly existing and in good standing under the laws of the United States. Emclaire and Farmers National (i) have all requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as is currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business is such that failure to be so qualified would have a material adverse effect on Emclaire and Farmers National taken as a whole; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The Articles of Incorporation and Bylaws of Emclaire and the Articles of Association and Bylaws of Farmers National, each as amended to date, are in full force and effect.

                  4.2      Authorization, Execution and Delivery; Reorganization
                           -----------------------------------------------------
Agreement Not in Breach.
-----------------------

                           (a)      Emclaire  and  Farmers   National  have  all
requisite corporate power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transactions have been duly authorized by at least a majority of the entire Boards of Directors of both Emclaire and Farmers National and no other corporate proceedings on the part of Emclaire or Farmers National are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by Emclaire and Farmers National have been (or upon execution will have been) duly executed and delivered by Emclaire and Farmers National and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Emclaire and Farmers National, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                           (b)      The   execution   and   delivery   of   this
Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or
                                     - 23 -
provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice or both, would constitute such a material default under), or conflict with, or permit the acceleration of any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which Emclaire or Farmers National is a party or by which it or its property or any of its assets are bound, the Articles of Incorporation and Bylaws of Emclaire or the articles of association or bylaws of Farmers National, or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body or arbitrator by which Emclaire or Farmers National is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Emclaire or Farmers National or their properties, or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Emclaire or Farmers National, except that the Government Approvals, as defined below, shall be required in order for Emclaire or Farmers National to consummate the Merger.

                  4.3 No Legal Bar. Neither Emclaire nor Farmers National is a party to, subject to or bound by any material agreement, judgment, order, regulatory letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by Emclaire and Farmers National, the delivery thereof to PSFC and Peoples Bank or the consummation of the transactions contemplated hereby and thereby and no action or proceeding is pending against Emclaire or Farmers National in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby, is at issue.

                  4.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Emclaire in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by Emclaire except for the prior approval of the Office of the Comptroller of the Currency ("OCC") under the National Bank Act, as amended and recodified ("NBA"), the Federal Deposit Insurance Corporation ("FDIC"), the PADB, and any other government approvals that may be necessary (the "Government Approvals"). Neither Emclaire nor Farmers National is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                  4.5 Capitalization. The authorized capital stock of Emclaire consists of 12,000,000 shares of common stock having a par value of $1.25 per share (the "Emclaire Common Stock") and 3,000,000 shares of serial preferred stock ("Emclaire Preferred Stock"). As of December 31, 1997, 1,081,453 shares of Emclaire Common Stock were validly issued and outstanding and no shares of Emclaire Preferred Stock were outstanding. As of the date hereof, Emclaire is the holder, directly or indirectly, of all of the outstanding capital stock of its subsidiaries including Farmers National (collectively, the "Emclaire Subsidiaries"), as reflected on Schedule 4.5.

                  4.6 Emclaire Financial Statements. Emclaire has delivered or will deliver to PSFC copies of the consolidated statements of financial condition of Emclaire as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as incorporated by reference in Emclaire's Annual Report to Stockholders in each case accompanied by the audit report of S.R. Snodgrass, A.C., independent public accountants with respect to Emclaire. The consolidated statements of financial condition of Emclaire referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Emclaire as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of Emclaire for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied, it being understood that Emclaire's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

                  4.7      1934 Act and OTC Bulletin Board Filings.
                           ---------------------------------------

                           (a)      The Emclaire Common Stock is registered with
the SEC pursuant to the Securities Exchange Act of 1934, as amended, (the "1934 Act") and Emclaire has filed with the SEC all material forms and reports required by law to be filed by Emclaire with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                           (b)      The  Emclaire  Common  Stock is  quoted  for
trading on the OTC Bulletin Board (under the symbol "EMCF") pursuant to the listing rules of the OTC Bulletin Board and Emclaire has filed with the OTC Bulletin Board all material forms and reports required by law to be filed by Emclaire with the OTC Bulletin Board, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  4.8 The Emclaire Common Stock. All shares of Emclaire Common Stock to be issued by Emclaire and delivered to the holders of record of all issued and outstanding shares of PSFC Common Stock immediately prior to the Effective Time of the Merger (the "PSFC Record Holders") in exchange for all of the PSFC Common Stock will be duly authorized, validly issued, fully paid and non-assessable. Such shares of Emclaire Common Stock are not subject to any preemptive rights of any Emclaire shareholders.

                  4.9 Licenses, Franchises and Permits. Emclaire and all Emclaire Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. All of such licenses, franchises, permits and authorizations are in full force and effect. Neither Emclaire nor any Emclaire Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or to the best knowledge of Emclaire and the Emclaire Subsidiaries has been threatened by any governmental authority.

                  4.10     Absence of Certain  Changes.  Except as  disclosed in
Schedule 4.10 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1997 (the "Balance Sheet Date") there has not been any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), operations, liquidity, income, financial condition or net worth of Emclaire on a consolidated basis. Emclaire will make no special distribution to its shareholders (other than the payment of cash or stock dividends in the ordinary course of business) that will result in a material reduction in stockholders' equity.

                  4.11     Tax Matters.  Except as  described  in Schedule  4.11
hereto:

                           (a)      All  federal,  state and  local tax  returns
required to be filed by or on behalf of Emclaire and each Emclaire Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably be expected to result in a determination materially adverse to Emclaire and Emclaire Subsidiaries, taken as a whole, except as fully reserved for in the Emclaire Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid;

                           (b)      Neither Emclaire nor any Emclaire Subsidiary
has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect;

                           (c)      Adequate provision for any federal, state or
local taxes due or to become due for Emclaire and all Emclaire Subsidiaries for all periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 financial statements included in the Emclaire Financial Statements, and have been and will continue to be made with respect to periods ending after December 31, 1997;

                           (d)      Deferred taxes of Emclaire and each Emclaire
Subsidiary have been and will be provided for in accordance with GAAP; and

                           (e)      To the best  knowledge of Emclaire,  neither
the Internal Revenue Service nor any state, local or other taxing authority is now asserting or threatening to assert against Emclaire or any Emclaire Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Emclaire by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Emclaire or any Emclaire Subsidiary, either have been paid in full or have been properly accrued and reflected in the Emclaire Financial Statements.

                  4.12 Litigation. Except as set forth in Schedule 4.12 hereto, there is no action, suit or proceeding pending against Emclaire or any Emclaire Subsidiary, or to the best knowledge of Emclaire, threatened against or affecting Emclaire, any Emclaire Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against Emclaire or the Emclaire Subsidiary, have a material adverse impact on the business, properties, assets, liabilities or condition (financial or other) of Emclaire and that are not reflected in the Emclaire Financial Statements.

                 4.13 Absence of Undisclosed Liabilities. Except as described in Schedule 4.13 hereto, to their knowledge neither Emclaire nor any Emclaire Subsidiary has any obligation or liability that is material to the financial condition or
                                     - 26 -
operations of Emclaire or any Emclaire Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of Emclaire or any Emclaire Subsidiary (i) except as disclosed in the Emclaire Financial Statements delivered to PSFC prior to the date of this Reorganization Agreement, (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Except as disclosed in Schedule 4.13 hereto, since December 31, 1997, neither Emclaire nor any Emclaire Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of Emclaire or such Emclaire Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices and the laws and regulations applicable to Emclaire or any Emclaire Subsidiary.

                  4.14 Books and Records. The minute books of Emclaire and Farmers National contain, in all material respects, accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Emclaire and Farmers National fairly and accurately reflect the transactions to which Emclaire and Farmers National is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

                  4.15     Compliance with Laws.
                           --------------------

                           (a)      Emclaire and each Emclaire  Subsidiary is in
compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would reasonably be expected to have a material adverse effect on the financial condition or operations of Emclaire and the Emclaire Subsidiaries, taken as whole, or which would reasonably be expected to subject Emclaire or any Emclaire Subsidiary or any of its directors or officers to civil money penalties; and

                           (b)      Neither  Emclaire nor Farmers  National is a
party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order to directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities (the "Regulatory Authorities") charged with the supervision or regulation of the operations of any of them not has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  4.16 Material Contract Defaults. Neither Emclaire nor any Emclaire Subsidiary is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on Emclaire and the Emclaire Subsidiaries, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  4.17 Disclosure. The information concerning, and the representations or warranties made by, Emclaire and Farmers National, as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Emclaire or Farmers National to PSFC and Peoples Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Without limiting the foregoing, at the time the prospectus included in the registration statement of Emclaire to be filed with the SEC as provided herein is mailed to the holders of PSFC Common Stock and Emclaire Stockholders and at all times subsequent to such mailing, up to and including the Effective Time of the Merger, such registration statement (including any amendments and supplements thereto), with respect to all information relating to Emclaire, Farmers National and this Reorganization Agreement as it relates to Emclaire (i) will comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the 1934 Act (collectively, the "Securities Laws") and (ii) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. Copies of all documents heretofore or hereafter delivered or made available to PSFC and Peoples Bank by Emclaire and Farmers National pursuant hereto were or will be complete and accurate copies of such documents.

                  4.18     Certain Regulatory Matters.
                           --------------------------

                           (a)      Farmers  National  is member of the  Federal
Home Loan Bank of Pittsburgh and a member of the Federal Reserve System.

                           (b)      Farmers  National has not paid any dividends
to Emclaire or any affiliate thereof that (i) caused the regulatory capital of Farmers National to be less than the amount then required by applicable law or
(ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as required by applicable law, there are no restrictions on the payment of dividends by Emclaire or Farmers National.

                  4.19 Delays. Neither Emclaire nor Farmers National is aware of any matter that could cause a delay in receiving the approval required by this Agreement.

                  4.20 Corporate Approval. At a duly constituted meeting of the Board of Directors of Emclaire directors constituting at least a majority of the Directors granted their prior approval to the Merger and, accordingly, the provisions of Article XV of Emclaire's Articles of Incorporation do not and will not apply to this Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                  4.21 Charter Documents. Included in Schedule 4.21 hereto are true and correct copies of the Articles of Incorporation and Bylaws of Emclaire and Farmers National.

                                    ARTICLE 5

                       COVENANTS OF PSFC AND PEOPLES BANK

                  5.1 Preparation of Registration Statement and Applications for Required Consents. PSFC will cooperate with Emclaire in the preparation of a Registration Statement to be filed with the SEC under the Securities Act for the registration of the offering of Emclaire Stock to be issued in connection with the Merger and the Prospectus/Proxy Statement constituting part of the Registration Statement that will be used by PSFC to solicit shareholders of PSFC for approval of the Merger. In connection therewith, PSFC will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning PSFC reasonably deemed necessary by counsel to Emclaire for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). PSFC will cooperate with Emclaire and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" law, the required approval under the PADB, the required approval under NBA of the OCC, the listing of the Shares on the OTC Bulletin Board (subject to official notice of issuance, if necessary) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). PSFC covenants and agrees that all information furnished by PSFC for inclusion in the Registration Statement, the Prospectus/Proxy Statement, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by PSFC to Emclaire pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. PSFC will furnish to Capital Resources Group and Hopper Soliday such information as Capital Resources Group and Hopper Soliday may reasonably request for purposes of the opinions referred to in Sections 7.1 and 7.2, respectively.

                  5.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Emclaire shall have been obtained, which consent shall not be unreasonably withheld:

                           (a)      PSFC and Peoples Bank shall:

                                    (i)  Operate its business only in the usual,
regular, and ordinary course;

                                    (ii) Preserve     intact    its     business
organizations and assets and to maintain its rights and franchises;

                                    (iii)Take  no   action,   unless   otherwise
required by law, rules or regulation, that would reasonably be considered to (A) adversely affect the ability of any of them or Emclaire to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                    (iv) Except   as  they  may   terminate   in
accordance with their terms or as may be terminated by PSFC or Peoples Bank as a result of a material default by a party other than PSFC or Peoples Bank, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                    (v)  Keep in full force and effect insurance
coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of PSFC or such PSFC Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                    (vi) Use its best efforts to retain  Peoples
Bank's present customer base and to facilitate the retention of such customers by Peoples Bank and its branches after the Effective Time of the Merger; and

                                    (vii)Maintain, renew, keep in full force and
effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to PSFC, Peoples Bank or Emclaire and Emclaire's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of Peoples Bank's customer relationships.

                           (b)      PSFC and  Peoples  Bank  agree to use  their
best efforts to assist Emclaire in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and PSFC and Peoples Bank shall provide to Emclaire or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals.

                           (c)      PSFC and Peoples Bank, at their own cost and
expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of PSFC, Peoples Bank or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby.

                           (d)      At all  times to and  including,  and as of,
the Closing, PSFC and Peoples Bank shall inform Emclaire of any and all facts necessary to amend or supplement the representations and warranties made herein and the PSFC Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of PSFC and Peoples Bank; provided, however, that any such updates to the PSFC Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the PSFC Schedules and the information contained therein.

                           (e)      Subject to the terms and  conditions of this
Reorganization Agreement, PSFC and Peoples Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. PSFC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                           (f)      PSFC shall notify  Emclaire  promptly  after
becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a material breach on its part of any obligation under this Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading in any material respect, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a material change in the circumstances described in the representations and warranties contained herein.

                           (g)      On the business day immediately prior to the
Effective Time of the Merger or on such other day after the satisfaction of all conditions precedent to the Merger as Emclaire may require PSFC shall, at the request of Emclaire, take all legally permissible action necessary to convert to the accounting policies and practices of Emclaire, such actions to include, without limitation, at Emclaire's option, adjustments to loan loss reserves, reserves for federal income taxes, accounting for post-retirement medical benefits, and accruals for severance and related costs and accrued vacation and disability leave. PSFC's and Peoples Bank's representations, warranties and covenants contained in this Reorganization Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.2(g).

                  5.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, except as set forth in Schedule 5.3, PSFC and Peoples Bank covenant and agree that they will neither do, nor agree or commit to do, nor permit any PSFC Subsidiary to do or commit or agree to do, any of the following without requesting Emclaire's approval and receiving the prior written consent of the president of Emclaire, which consent will not be unreasonably withheld and shall be deemed given unless Emclaire disapproves the same within five (5) business days of having received PSFC's written request for such approval:

                           (a)      Except  as  expressly  contemplated  by this
Reorganization   Agreement  or  the  Plan  of  Merger,  amend  its  Articles  of
Incorporation or Bylaws; or

                           (b)      Impose on any share of capital stock held by
it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                           (c)      (i) Repurchase, redeem, or otherwise acquire
or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the PSFC Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the PSFC Common Stock except for any cash dividend already declared prior to this Reorganization Agreement or regular quarterly cash dividends payable in the same amount and during the same time periods as past quarterly dividends; or

                           (d)      Except  as   expressly   permitted  by  this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Emclaire, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) acquisitions of control in its fiduciary capacity, or (iv) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement;

                           (e)      Except  as   expressly   permitted  by  this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of PSFC Common Stock (not including shares issuable upon the exercise of validly issued and PSFC Stock Options outstanding as of the date of this Reorganization Agreement), or any other capital stock of PSFC or of any PSFC Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to PSFC or any PSFC Subsidiary, (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of PSFC or of any PSFC Subsidiary; (iii) sell, agree to sell, or otherwise dispose of any asset of PSFC or any PSFC Subsidiary other than in the ordinary course of business for reasonable and adequate consideration or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity except in the ordinary course of business to realize upon a debt owed to it.

                           (f)      Incur,  or  permit  any PSFC  Subsidiary  to
incur, any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities, or (iii) indebtedness of PSFC or any PSFC Subsidiary to Peoples Bank or another PSFC Subsidiary in excess of an aggregate of $10,000 (for PSFC and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of PSFC or such PSFC Subsidiary (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Home Loan Bank advances, and sales of certificates of deposit);

                           (g)      Grant  any  increase  in   compensation   or
benefits to any of its employees or officers in excess of the lesser of five percent (5%) per annum or $2,500 for any of them individually, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices or any plan or arrangement; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in new compensation or other benefits to any director of PSFC or of any PSFC Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law;

                           (h)      Amend  any  existing   employment   contract
between it and any person to increase the compensation or benefits payable thereunder; or enter into any new employment contract with any person that PSFC or Peoples Bank do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

                           (i)      Adopt  any  new  employee  benefit  plan  or
terminate or make any materialchange in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan;

                           (j)      Enter  into  any  new   service   contracts,
purchase or sale agreements or lease agreements in excess of $5,000 that are material to PSFC or any PSFC Subsidiary;

                           (k)      Make  any  capital   expenditure   exceeding
$10,000;

                           (l)      Knowingly  take any action  that is intended
or may reasonably be expected to result in any of its representations and warranties set forth in this Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in
Article 7 not being satisfied, or in violation of any provision of this Reorganization Agreement, except, in every case, as may be required by applicable law;

                           (m)      Change its methods of  accounting  in effect
at June 30, 1997, except as required by changes in generally accepted accounting principles as concurred in, in writing, by PSFC's independent auditors (a copy of which shall be provided to Emclaire) or regulatory accounting principles;

                           (n)      Except  as  required  by   applicable   law,
knowingly take or cause to be taken any action that could reasonably be expected to jeopardize or delay the receipt of any of the required regulatory approvals or which would reasonably be expected to result in any such required regulatory approval containing a condition that is determined by Emclaire to be unduly burdensome;

                           (o)      Fail to use its best efforts to keep in full
force and effect its insurance and bonds in such amounts as are reasonable to cover such risks customary in relation to the character and location of its properties and the nature of its business and in any event at least equal in scope and amount of coverage of insurance and bonds now carried;

                           (p)      Fail  to  notify  Emclaire  promptly  of its
receipt of any letter, notice or other communication, whether written or oral, from any governmental entity advising PSFC that it is contemplating issuing, requiring, or requesting any agreement, memorandum of understanding, or similar undertaking, order or directive;

                           (q)      Fail promptly to notify  Emclaire of (i) the
commencement or threat of any audit, action, or proceeding involving any material amount of taxes against either PSFC or any PSFC Subsidiary or (ii) the receipt by PSFC or any PSFC Subsidiary of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any federal, state, local or other tax authorities;

                           (r)      Fail to maintain and keep its  properties in
good repair and condition, except for depreciation due to ordinary wear and tear;

                           (s)      Engage  in  any   off-balance   sheet  hedge
transactions.

                  5.4      Conduct of Business -- Certain Actions.
                           --------------------------------------

                           Except to the  extent  necessary  to  consummate  the
transactions specifically contemplated by this Reorganization Agreement, PSFC and Peoples Bank shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to Emclaire or any Emclaire Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of PSFC, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. PSFC shall notify Emclaire immediately if any Acquisition Proposal has been or should hereafter be received by PSFC or Peoples Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of PSFC's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Emclaire or any Emclaire Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving PSFC or Peoples Bank; (ii) acquire the right to vote ten percent (10%) or more of the PSFC Common Stock or Peoples Bank Common Stock; (iii) acquire a significant portion of the assets or earning power of PSFC or of Peoples Bank; or (iv) acquire in excess of ten percent (10%) of the outstanding PSFC Common Stock or Peoples Bank common stock.

                                    ARTICLE 6

                              COVENANTS OF EMCLAIRE

                  6.1 Regulatory and Other  Approvals.  Within a reasonable time after execution of this Reorganization Agreement, Emclaire shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. Emclaire shall pay all fees and expenses arising in connection with such applications for regulatory approval. Emclaire agrees to use its best efforts to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Emclaire's applications for regulatory approval and to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section shall be construed to obligate Emclaire to take any action to meet any condition required to obtain prior regulatory approval if such condition would have a material adverse effect on the ability of Emclaire to carry on its business, branching or acquisition programs. Emclaire shall provide PSFC the opportunity to review and comment on all required applications within a reasonable period prior to the filing thereof and provide PSFC with copies of all written communications with Regulatory Authorities regarding the transactions provided for herein and related applications and proceedings. Subject to the terms and conditions of this Reorganization Agreement, Emclaire and Farmers National agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. Subject to the provisions of this Section, Emclaire shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                  6.2 Approvals and Registrations. Emclaire will use its best efforts to prepare and file (a) with the SEC, the Registration Statement on Form S-4 (the "Registration Statement"), (b) with the FDIC, an application for approval of the Merger, if applicable, (c) with the PADB, an application for approval of the Merger, (d) with the OCC, an application for approval of the Merger, and (e) with the OTC Bulletin Board, if necessary, an application for the listing of the Shares of Emclaire Stock issuable upon the Merger, subject to official notice of issuance, except that Emclaire shall have no obligations to file a new registration statement or a post-effective amendment to the
Registration Statement covering any reoffering of Emclaire Stock by PSFC Affiliates. Emclaire, reasonably in advance of making such filings, will provide PSFC and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of PSFC and its counsel before making any such filing or application; and Emclaire will provide PSFC and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time of the Merger. Emclaire covenants and agrees that all information furnished by Emclaire for inclusion in the Registration Statement, the
Prospectus/Proxy Statement, and all applications and submissions for the Required Consents (as defined in Section 6.1 herein) will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC, the FDIC, the PADB, and OCC, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, Emclaire will furnish to Capital Resources and Hopper Soliday, Inc., investment bankers advising PSFC and Emclaire, respectively, such information as they may reasonably request for purposes of the opinions referred to in Sections 7.2(h) and 7.1(j), respectively.

                  6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, Emclaire shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of PSFC or Peoples Bank and all employees of PSFC and Peoples Bank immediately prior to the Effective Time of the Merger who shall continue as employees of Emclaire as the Surviving Corporation or as employees of any other Emclaire Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by Emclaire or Emclaire's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of Emclaire or any Emclaire Subsidiary with comparable positions, compensation, and tenure, subject to the provisions of this Section. Service with PSFC or with any PSFC Subsidiary prior to the Effective Time of the Merger by such former PSFC employees will be deemed service with Emclaire for purposes of determining eligibility for participation and for crediting of service for vesting purposes in such employee benefit plans of Emclaire and Emclaire's Subsidiaries; provided, however, that in no event shall any former PSFC or Peoples employee be entitled to or be given credit for past service with such former PSFC for purposes of the accrual, calculation, or determination of benefit amounts under any pension plan maintained by Emclaire or any Emclaire subsidiaries. Peoples shall take all steps necessary to cause the 401(k) plan maintained by PSFC to be terminated, and distributions made thereunder in accordance with the provisions of Code Section 401(k)(10)(A)(i), as soon as practicable after the Effective Time of the Merger. Following the transfer of the former PSFC employees to Emclaire's health plan, there shall be no exclusion from coverage for any pre-existing medical condition of any such employee to the extent such condition was covered under a health plan of Peoples.

                  6.4 Notification. Emclaire shall notify PSFC promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Reorganization Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein. At all times up to and including, and as of, the Closing, Emclaire and Farmers National shall inform PSFC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Emclaire Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of Emclaire and Farmers National; provided, however, that any such updates to the Emclaire Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Emclaire Schedules and the information contained therein.

                  6.5 Tax Representations. Neither Emclaire nor any of its Subsidiaries has taken, agreed to take, or will take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  6.6      Directors and Officers  Indemnification and Insurance
                           -----------------------------------------------------
Coverage.
--------

                           (a)      Emclaire    will   continue   to   indemnify
officers, directors, and employees of PSFC and Peoples Bank to the full extent required under the provisions of Article 24 of Emclaire's Bylaws from the Effective Time of the Merger.

                           (b)      For a  period  of six (6)  years  after  the
Effective Time, Emclaire will provide to the persons who served as directors or officers of PSFC or any subsidiary of PSFC on or before the Effective Time of the Merger insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that if Emclaire is unable to maintain or obtain the insurance called for by this Section on commercially reasonable terms, Emclaire shall use its best efforts to obtain as much comparable insurance as available. In no event shall the cost of such coverage exceed 125% of the amount of the current premiums being paid by PSFC. In lieu of the foregoing, PSFC shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Emclaire's request and expense.

                  6.7 Conduct of Emclaire and Farmers National Prior to the Effective Time. Except as expressly provided in this Agreement, as agreed to by PSFC or as required by applicable law, rules or regulations, during the period from the date of this Agreement to the Effective Time, Emclaire and Farmers National shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of PSFC, Emclaire or Farmers National to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement,
(ii) take no action that could reasonably be expected to have a material adverse effect on Emclaire and Farmers National; (iii) continue to conduct its business consistent with past practices; and (iv) take no action during or before the Pricing Period that wold materially alter Emclaire's or Farmers National's historic practices regarding cash dividends or stock repurchases.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

                  7.1 Conditions to the Obligations of Emclaire. Unless waived in writing by Emclaire, the obligation of Emclaire to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                           (a)      Performance.  Each of the material  acts and
undertakings of PSFC and Peoples Bank to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                           (b)      Representations    and    Warranties.    The
representations and warranties of PSFC and Peoples Bank contained in this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                           (c)      Documents.  In  addition  to  the  documents
described elsewhere in this Reorganization Agreement, Emclaire shall have received the following documents and instruments:

                                    (i)  a  certificate  signed by the Secretary
                    or an assistant secretary of PSFC and Peoples Bank dated as of the Closing Date certifying that:

                                             (A)     PSFC's and  Peoples  Bank's
                              respective Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                            (B)      each person  executing this
                              Reorganization Agreement on behalf of PSFC and Peoples Bank is an officer of PSFC or Peoples Bank, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                            (C)      the  charter  documents  of
                              PSFC and Peoples Bank attached to such certificate remain in full force and effect; and

                                    (ii) a certificate  signed by the respective
                    Chairman of the Board, President and Chief Financial Officer of each of PSFC and Peoples Bank stating that the conditions set forth in Sections 7.1(a), 7.1(b) and 7.1(e) this Reorganization Agreement have been satisfied.

                           (d)      Inspections  Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, PSFC and Peoples Bank shall have afforded Emclaire and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to PSFC and Peoples Bank. Emclaire will provide PSFC and Peoples Bank at least 48 hours notice of any inspection and conduct any inspection in a reasonable manner that will not interfere with business operations. PSFC and Peoples Bank shall have caused all PSFC or Peoples Bank personnel to provide reasonable assistance to Emclaire in its investigation of matters relating to PSFC and Peoples Bank.

                           (e)      No  Material  Adverse  Change.  No  material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of PSFC and Peoples Bank taken as a whole shall have occurred since the date of this Reorganization Agreement.

                           (f)      Opinion of PSFC's  Counsel.  Emclaire  shall
have been furnished with an opinion of legal counsel to PSFC and Peoples Bank, dated the Closing Date, addressed to Emclaire, substantially to the effect that:

                                    (i)  PSFC is a corporation  validly existing
                    and in good standing under the laws of the Commonwealth of Pennsylvania;

                                    (ii) Peoples  Bank is a state stock  savings
                    bank, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania;

                                    (iii)PSFC  and   Peoples   Bank   have  full
                    corporate power and authority to enter into the Reorganization Agreement; the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by PSFC and Peoples Bank and has been duly and validly executed and delivered by and on behalf of PSFC and Peoples Bank; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or Pennsylvania statute or regulation for the execution and delivery of the Reorganization Agreement by PSFC and Peoples Bank or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect; and

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of PSFC or Peoples Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to federal law and the PBCA and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991);

                           (g)           Other   Business   Combinations,   Etc.
Neither PSFC nor Peoples Bank shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which PSFC or Peoples Bank would merge, consolidate with; effect a business combination with, sell any substantial part of PSFC's or Peoples Bank's assets to, or; acquire a significant part of the shares or assets of, any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of PSFC or Peoples Bank or the benefits of acquiring the PSFC Common Stock;

                           (h)      Regulatory Approvals.  Except for the filing
of the Certificate of Merger with the Secretary of State of the Commonwealth of Pennsylvania, all Regulatory Approvals for the transactions contemplated by this Reorganization Agreement shall have been obtained without the imposition of any conditions not typically imposed in similar transactions which Emclaire determines in its sole judgment to be materially burdensome upon the conduct of the business of Emclaire or which would so adversely impact the economic and business benefits of the Merger to Emclaire as to render it inadvisable in the sole judgment of Emclaire to proceed with the Merger; such approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements prescribed by law or otherwise imposed in connection with the Regulatory Approvals shall have been satisfied;

                           (i)      PSFC Stockholder  Approval.  PSFC shall have
furnished Emclaire with a certified copy of resolutions duly adopted by the holders of a vote of the outstanding shares of PSFC Common Stock entitled to vote thereon approving this Reorganization Agreement, the Merger, and the transactions contemplated hereby; such resolutions shall be in full force and effect and shall not have been modified, rescinded or annulled; and

                           (j)      Fairness   Opinion.   Emclaire   shall  have
received a "fairness opinion" letter from its independent financial adviser, Hopper Soliday, dated the date hereof and to the effect that, in the opinion of such adviser the Consideration to be received by the PSFC Record Holders is fair to the stockholders of Emclaire from a financial point of view, and Emclaire shall have received an updated "fairness opinion" letter from such advisers at the time of the mailing of the proxy statement for the Emclaire Shareholders' Meeting and at the Closing Date confirming the opinions provided in the initial "fairness opinion" letter.

                  7.2 Conditions to the Obligations of PSFC. Unless waived in writing by PSFC, the obligation of PSFC to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                           (a)      Performance.  Each of the material  acts and
undertakings of Emclaire to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed in all material respects;

                           (b)      No  Material  Adverse  Change.  No  material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Emclaire and Farmers National taken as a whole shall have occurred since the date of this Reorganization Agreement;

                           (c)      Representations    and    Warranties.    The
representations and warranties of Emclaire and Farmers National contained in this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Effective Time of the Merger;

                           (d)      Documents.   In   addition   to  the   other
deliveries of Emclaire described elsewhere in this Reorganization Agreement, PSFC shall have received the following documents and instruments:

                                    (i)  a  certificate  signed by the Secretary
                    or an assistant secretary of Emclaire and Farmers National dated as of the Closing Date certifying that:

                                            (A)      Emclaire's    and   Farmers
                              National's respective Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                            (B)      the persons  executing this
                              Reorganization Agreement on behalf of Emclaire and Farmers National are officers of Emclaire and Farmers National, respectively, holding the offices so specified with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of such person set forth on such certificate is his genuine signature;

                                            (C)      the organization  documents
                              of Emclaire and Farmers National attached to such certificate remain in full force and effect; and

                                    (ii) a certificate  signed  respectively  by
                    duly authorized officers of Emclaire and Farmers National stating that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) of this Reorganization Agreement have been satisfied;

                           (e)      Consideration.  PSFC shall  have  received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of Emclaire Common Stock and cash or other good funds sufficient to meet the obligations of Emclaire to the PSFC Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger; and

                           (f)      Opinion of  Emclaire's  Counsel.  PSFC shall
have been furnished with an opinion of counsel to Emclaire, dated as of the Closing Date, addressed to PSFC, substantially to the effect that:

                                    (i)  Emclaire  is  incorporated  and validly
existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; Farmers National is a wholly-owned subsidiary of Emclaire organized and validly existing and in good standing as a state stock savings bank chartered under the laws of the Commonwealth of Pennsylvania;

                                    (ii) The   authorized   capital   stock   of
Emclaire consists of 12,000,000 shares of Emclaire Common Stock, par value $1.25 per share, of which 1,081,453 shares of Emclaire Common Stock are validly issued and outstanding; all necessary corporate proceedings have been taken in order to validly authorize such Emclaire Common Stock; and to the best of their knowledge, all outstanding shares of Emclaire Common Stock have been duly and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any statutory preemptive rights;

                                    (iii)The    certificates    evidencing   the
Emclaire Common Stock to be delivered pursuant to the Reorganization Agreement are in all material respects in due and proper form under Pennsylvania Law, and when fully countersigned by Emclaire's transfer agent and register and issued in accordance with the provisions of the Reorganization Agreement, the Emclaire Common Stock represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any statutory preemptive rights;

                                    (iv) Emclaire and Farmers National have full
corporate power and authority to enter into the Reorganization Agreement and Emclaire has full corporate power and authority to issue the Emclaire Common Stock pursuant to the Reorganization Agreement, the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by Emclaire and Farmers National and has been duly and validly executed and delivered by and on behalf of Emclaire and Farmers National and no approval, authorization, order consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or Pennsylvania statute or regulation for the execution and delivery of the Reorganization Agreement by Emclaire and Farmers National or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect;

                                    (v)  Neither the  execution  and delivery by
Emclaire of this Reorganization Agreement nor any of the documents to be executed and delivered by Emclaire in connection herewith violates or conflicts with Emclaire's Articles of Incorporation or Bylaws.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Emclaire or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the Commonwealth of Pennsylvania; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                           (g)      Emclaire  Stockholder   Approval.   Emclaire
shall have furnished PSFC with a certified copy of resolutions duly adopted by the holders of a vote of the outstanding shares of Emclaire Common Stock entitled to vote thereon approving this Reorganization Agreement, the Merger, and the transactions contemplated hereby; such resolutions shall be in full force and effect and shall not have been modified, rescinded or annulled; and

                           (h)      Fairness Opinion. PSFC shall have received a
"fairness opinion" letter from its independent financial adviser, Capital Resources, or such other qualified third party, dated the date hereof and to the effect that, in the opinion of such adviser the Consideration to be received by the PSFC Record Holders is fair to the PSFC Record Holders from a financial point of view, and PSFC shall have received an updated "fairness opinion" letter from such advisers at the time of the mailing of the proxy statement for the PSFC Shareholders' Meeting Date confirming the opinions provided in the initial "fairness opinion" letter.

                  7.3 Conditions to Obligations of All Parties. The obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                           (a)      No Pending or Threatened  Claims.  No claim,
action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                           (b)      Governmental   Approvals  and   Acquiescence
Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and

                           (c)      Approval of  Stockholders.  Approval of this
Agreement and the transactions contemplated hereby by the stockholders of PSFC and Emclaire, as required by applicable law, the rules of the OTC Bulletin Board or applicable provisions of PSFC's or Emclaire's Articles of Incorporated and Bylaws.

                           (d)      Effectiveness of Registration Statement. The
Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                           (e)      Tax Opinion. Emclaire and PSFC shall receive
an opinion of Emclaire's counsel to the effect that the transaction will constitute a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by PSFC shareholders who receive solely shares of Emclaire Common Stock in exchange for their shares of PSFC Common Stock.


                                    ARTICLE 8

                                   TERMINATION

                  8.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                           (a)      By mutual consent in writing of the Parties;

                           (b)      By Emclaire or PSFC in the event the Closing
shall not have occurred by December 31, 1998 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner;

                           (c)      By  either  Emclaire  or PSFC  upon  written
notice to the other Party, upon (i) denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Emclaire or PSFC may, upon written notice to the other, extend the term of this Reorganization Agreement for only one or more sixty (60) day periods to prosecute diligently and overturn such denial, provided that such denial has been appealed within twenty (20) business days of the receipt thereof or (ii) upon the failure to obtain the approval of the PSFC shareholders at the PSFC shareholders meeting;

                           (d)      By  Emclaire or PSFC in the event that there
shall have been a material breach of any obligation or covenant of the other Party hereunder and such breach shall not have been remedied within sixty (60) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                           (e)      By  Emclaire or PSFC should PSFC or any PSFC
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                           (f)      By  Emclaire  should  either PSFC or Peoples
Bank enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring PSFC or Peoples Bank to raise additional capital or to sell a substantial portion of its assets.

                           (g)      By PSFC  should  either  Emclaire or Farmers
National enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring Emclaire or Framers National to raise additional capital or to sell a substantial portion of its assets.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f) or (g) of this Section, it shall give notice to the other Party, in writing, of its election in the manner prescribed in
Section 9 ("Notices") of this Reorganization Agreement.

                  8.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to this Section, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under this Section shall not relieve any Party of any liability for breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                  8.3      Fees.

                           (a)      Notwithstanding  anything  to  the  contrary
herein, PSFC hereby agrees to pay Emclaire and Emclaire shall be entitled to receipt of a fee (the "Fee") of $600,000 following the occurrence of a Purchase Event (as defined below). Such payment shall be made immediately available funds within five business days after delivery of notice of entitlement by Emclaire. Notwithstanding the foregoing, payments pursuant to this Section shall not be required in the event of termination of this Reorganization Agreement pursuant to Section 8.1(a), (b), (c)(i), (d) (in the event terminated by PSFC due to a material breach by Emclaire) or (f) prior to the occurrence of a Purchase Event.

                           (b)      The term "Purchase  Event" shall mean any of
the following events, or the PSFC or its Subsidiary agreeing to, orally or in writing, to enter into an agreement relating to any of the following events, occurring after the date hereof and before the Effective Time or occurring within nine months of the date of termination of this Agreement pursuant to this
Article:

                                    (i)     the acquisition by any person, other
                                            than   Emclaire   or   any   of  its
                                            subsidiaries, alone or together with
                                            such   person's    affiliates    and
                                            associates   or   any   group,    of
                                            beneficial  ownership of 25% or more
                                            of  the  PSFC   Common   Stock  (for
                                            purposes of this Subsection  (b)(i),
                                            the terms  "group"  and  "beneficial
                                            ownership"  shall be as  defined  in
                                            Section  13(d) of the  Exchange  Act
                                            and     regulations      promulgated
                                            thereunder    and   as   interpreted
                                            thereunder);

                                    (ii)    a   merger,   consolidation,   share
                                            exchange,  business  combination  or
                                            any   other   similar    transaction
                                            involving PSFC or Peoples Bank;

                                    (iii)   any sale, lease, exchange, mortgage,
                                            pledge,     transfer     or    other
                                            disposition  of 50% or  more  of the
                                            assets of the PSFC or Peoples  Bank,
                                            in a single transaction or series of
                                            transactions; or

                                    (iv)    the Board of  Directors of PSFC does
                                            not   recommend   approval   of  the
                                            Reorganization to their shareholders
                                            and  the  transaction   contemplated
                                            thereby unless PSFC has not received
                                            a   fairness    opinion    from   an
                                            investment banker similar to the one
                                            described in Section  7.2(g) of this
                                            Agreement.

                           (c)      PSFC  shall  notify  Emclaire   promptly  in
writing of its knowledge of the occurrence of any Purchase Event; provided, however, that the giving of such notice by PSFC shall not be a condition to the right of Emclaire to the Fee.

                  8.4      Expenses.

                           (a)      PSFC hereby agrees that if this Agreement or
the transactions contemplated hereby are terminated pursuant to Sections 8.1(b) or 8.1(d) as a result of a willful breach by PSFC, PSFC shall promptly (and in any event within ten (10) business days after such termination) pay all Expenses of Emclaire. "Expenses of Emclaire" as used in this Section 8.4(a) shall include all reasonable in amount and reasonably incurred out-of-pocket expenses of Emclaire (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Emclaire and its Affiliates) incurred by it or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                           (b)      Emclaire   hereby   agrees   that   if  this
Agreement or the transactions contemplated hereby are terminated pursuant to Sections 8.1(b) or 8.1(d) as a result of a willful breach by Emclaire, Emclaire shall promptly (and in any event within ten (10) business days after such termination) pay all Expenses of PSFC. "Expenses of PSFC" as used in this
Section 8.4(b) shall include all reasonable in amount and reasonably incurred out-of-pocket expenses of PSFC (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to PSFC and its Affiliates) incurred by it or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 9

                               GENERAL PROVISIONS

                  9.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to Emclaire:                     Emclaire Financial Corp.
                                    612 Main Street
                                    Emlenton, Pennsylvania  16373
                                    Fax:  (724) 867-1614
                                    Attn: David L. Cox
                                    President and Chief Executive Officer

With a copy to:                     Malizia, Spidi, Sloane & Fisch, P.C.
                                    1301 K Street, N.W.
                                    Suite 700 East
                                    Washington, D.C.  20005
                                    Fax:  (202) 434-4661
                                    Attn:  Gregory A. Gehlmann, Esq.

If to PSFC:                         Peoples Savings Financial Corporation
                                    173 Main Street
                                    Ridgway, Pennsylvania  15853
                                    Fax:  (814) 772-9000
                                    Attn: Glenn R. Pentz
                                    Chief Financial Officer, Treasurer and
                                      Secretary

With a copy to:                     Serchuk & Zelermyer, LLP
                                    81 Main Street
                                    White Plains, NY  10601
                                    Fax:  (914) 761-2299
                                    Attn:  Ivan Serchuk, Esq.


or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                  9.2 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the Commonwealth of Pennsylvania, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Pennsylvania.

                  9.3 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                  9.4 Publicity. The Parties hereto will consult with each other with regard to the terms and substance of any press releases, announcements or other public statements with respect to the transactions contemplated hereby. To the extent practicable, each Party shall provide the proposed text of any such press release, announcement or public statement to the other Party prior to its publication and shall permit such other Party a reasonable period to provide comments thereon.

                  9.5 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with this Section constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except to the extent otherwise, provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                  9.6 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  9.7 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                           (a)      extend the time for the  performance  of any
of the obligations or other acts of the other Party hereto;

                           (b)      waive     any     inaccuracies     in    the
representations and warranties made by the other Party contained in this Reorganization Agreement or in the Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                           (c)      waive  compliance  with any of the covenants
or agreements of the other Party contained in this Reorganization Agreement to the extent permitted by applicable law; and

                           (e)      amend  or  add  to  any  provision  of  this
Reorganization Agreement or the Plan of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                  9.8   Interpretation.   The   headings   contained   in   this
Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                  9.9 Payment of Expenses. Except as set forth herein, Emclaire and PSFC shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                  9.10 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                  9.11 No Survival of Representations and Warranties. Except for the agreements of the parties in Sections 1.2(d), 1.6, 1.7, 2.5, 6.3, 6.6, 8.3,
8.4 and 9.14, which shall survive the Closing, none of the representations, warranties and conditions of the Parties contained in this Reorganization Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated by this Reorganization Agreement shall survive the Closing or other termination of this Reorganization Agreement. The agreements of the parties in Sections 1.2(d), 1.6, 1.7, 2.5, 6.3 and 6.6 shall be enforceable directly by each person benefitted or intended to be benefitted by such sections.

                  9.12 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                  9.13 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or equity, shall be cumulative and not alternative.

                  9.14 Confidentiality. Any non-public or confidential information disclosed by either PSFC (including any PSFC Subsidiaries) or Emclaire (including any Emclaire Subsidiary) to the other Parties pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing Party to be non-public or confidential, or which by the content thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Reorganization Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after any termination of this Reorganization Agreement.

          I WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization
Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                PEOPLES SAVINGS FINANCIAL CORPORATION



                                By:  /s/ Norbert J. Pontzer
                                     -------------------------------------
                                     Norbert J Pontzer
                                     Chairman of the Board and President



ATTEST:




/s/ Glenn R. Pentz, Jr.
------------------------------
Glenn R. Pentz, Jr., Secretary


                                PEOPLES SAVINGS BANK



                                By:   /s/ Norbert J. Pontzer
                                      ------------------------------------
                                      Norbert J. Pontzer
                                      Chairman of the Board and President

ATTEST:




/s/ Glenn R. Pentz, Jr.
------------------------------
Glenn R. Pentz, Jr., Secretary

                                      EMCLAIRE FINANCIAL CORP.



                                      By:  /s/ David L. Cox
                                           -------------------------------------
                                           David L. Cox
                                           President and Chief Executive Officer


ATTEST:




/s/ Robert L. Larimore
----------------------------------
Robert L. Larimore, Secretary


                                      THE FARMERS NATIONAL BANK OF EMLENTON




                                      By:  /s/ David L. Cox
                                           -------------------------------------
                                           David L. Cox
                                           President Chief Executive Officer


ATTEST:




/s/ John J. Boczar
------------------------------------
John J. Boczar, Vice President and
 Chief Financial Officer

                                                                     EXHIBIT A
                                                                     ---------

                                 PLAN OF MERGER


                        Setting Forth the Plan of Merger

                                       of


                      PEOPLES SAVINGS FINANCIAL CORPORATION
                          (a Pennsylvania corporation)


                                  with and into


                            EMCLAIRE FINANCIAL CORP.
                          (a Pennsylvania Corporation)


         THIS PLAN OF MERGER ("Plan of Merger") is made and entered into as of the ____ day of April, 1998, by and between PEOPLES SAVINGS FINANCIAL CORPORATION ("PSFC"), a corporation chartered and existing under the laws of the Commonwealth of Pennsylvania which is a registered bank holding company and whose principal offices are located at 612 Main Street, Ridgway, Pennsylvania 15853; and EMCLAIRE FINANCIAL CORP. ("Emclaire" or "Surviving Corporation"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania having its executive office at 612 Main Street, Emlenton, Pennsylvania 16373 and which is registered as a bank holding company.


                                    PREAMBLE

         WHEREAS, Emclaire and PSFC have entered into an Agreement and Plan of Reorganization dated as of the ____ day of April, 1998 ("Reorganization
Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof providing for the merger of PSFC with and into Emclaire (which would be the Surviving Corporation) and the acquisition of all of the PSFC Common Stock outstanding immediately prior to the Effective Time of the Merger by Emclaire for the Consideration set forth in the Reorganization Agreement and this Plan of Merger; and

         WHEREAS, The Boards of Directors of Emclaire and PSFC are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if PSFC were to be merged with and into Emclaire, which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger, and as a result of such Merger becoming effective, the Surviving Corporation would be Emclaire.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, PSFC and Emclaire hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of PSFC with and into Emclaire (the "Merger").


                                   ARTICLE I.
                                   DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                    ARTICLE 2
                                 CAPITALIZATION

         2.1 PEOPLES SAVINGS FINANCIAL CORPORATION The authorized capital stock of PSFC consists of 2,000,000 shares of common stock having a par value of $.10 per share (the "PSFC Common Stock") and 1,000,000 shares of Serial Preferred Stock having no par value (the "PSFC Preferred Stock). As of the date hereof, 442,516 shares of PSFC Common Stock were issued and outstanding, and no shares of PSFC Preferred Stock were issued and outstanding.


                                    ARTICLE 3
                                 PLAN OF MERGER

         3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:


                      PEOPLES SAVINGS FINANCIAL CORPORATION
                                       and
                            EMCLAIRE FINANCIAL CORP.

         3.2      Surviving Corporation.  The Surviving Corporation shall be:

                            EMCLAIRE FINANCIAL CORP.

which as of the Effective Time of the Merger shall continue to be named:

                            EMCLAIRE FINANCIAL CORP.

         3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger will become effective on the date and at the time (the "Effective Time of the Merger") of the filing of a Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania, or at such later time and/or date as may be agreed upon by the parties and set forth in the Articles of Merger. At the Effective Time of the Merger, PSFC shall be merged with and into Emclaire, which will survive the Merger, and the separate existence of PSFC shall cease thereupon, and without further action, Emclaire shall thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both Emclaire and PSFC, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both PSFC and Emclaire.

         3.4 Articles of Incorporation. At the Effective Time of the Merger, the Articles of Incorporation of Emclaire, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Articles of Incorporation of Emclaire as the Surviving Corporation, unless and until the same shall be amended as provided by law and the terms of such Articles of Incorporation.

         3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of Emclaire, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation, unless and until amended or repealed as provided by law, its Articles of Incorporation and such Bylaws.

         3.6 Directors and Officers. The directors and officers of Emclaire in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Articles of Incorporation and Bylaws of the Surviving
Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7 Name. The name of Emclaire as the Surviving Corporation following the Merger, shall remain:

                            EMCLAIRE FINANCIAL CORP.


                                    ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION

                  4.1   Terms of the Merger.
                        -------------------

                  (a) Satisfaction of Conditions to Closing. After the transactions contemplated herein have been approved by the shareholders of PSFC and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date and at the time of day and place referred to in this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and the Subsidiary Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Secretary of State of the Commonwealth of Pennsylvania and promptly thereafter PSFC and Emclaire shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger. The Parties shall thereupon take such other and further actions as Emclaire shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                  (b) Effective Time of the Merger. Upon the satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed (the "Effective Time of the Merger").

                  4.2   Conversion of Stock.
                        --------------------

                  (a) Consideration. At the Effective Time of the Merger, each share of common stock of PSFC, par value $0.10 per share (the "PSFC Common Stock") then issued and outstanding (other than shares held directly or indirectly by Emclaire, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the cash and/or shares of stock of Emclaire constituting the Per Share Merger Consideration (as defined in paragraph (b) below). As of the Effective Time of the Merger, each share of the PSFC Common Stock held directly or indirectly by Emclaire, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereto.

                  (b) Cash or Stock Merger Consideration. As used herein, the term "Per Share Merger Consideration" shall mean either the amount of cash set forth in clause (i) below (the "Cash Merger Consideration") or that number of shares of common stock of Emclaire, par value $1.25 per share ("Emclaire Common Stock") as set forth in clause (ii) below (the "Stock Merger Consideration"), at the election of the holder of each share of PSFC Common Stock, subject however to proration as set forth below.

                           (i) If Cash Merger Consideration is to be paid with respect to a share of PSFC Common Stock, the Per Share Merger Consideration with respect to such share of PSFC Common Stock shall be in the amount of Twenty- six dollars ($26.00).

                           (ii) If Stock Merger Consideration is to be paid with respect to a share of PSFC Common Stock, the Per Share Merger Consideration with respect to such share of PSFC Common Stock shall be that number of shares of Emclaire Stock (the "Conversion Number") equal to:

                                    (A)     If  the  Final   Market   Price  (as
                                            defined  below)  shall  be  equal or
                                            greater  than $15.00 but equal to or
                                            less  than  $21.00,  then the  Stock
                                            Merger    Consideration   shall   be
                                            Twenty-six  dollars ($26.00) divided
                                            by the Final Market Price.

                                    (B)     If  the  Final   Market   Price  (as
                                            defined below) shall be greater than
                                            $21.00,   then  the   Stock   Merger
                                            Consideration  shall be 1.24  shares
                                            of Emclaire Common Stock.

                                    (C)     If  the  Final   Market   Price  (as
                                            defined  below)  shall be less  than
                                            $15.00,  either  Emclaire or Peoples
                                            can terminate this Agreement.

                           (c)      Final Market Price. The "Final Market Price"
shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the Emclaire Common Stock as reported on the OTC Bulletin Board for each of the thirty (30) OTC Bulletin Board general market trading days preceding one week prior to the Closing Date on which the OTC Bulletin Board was open for business (the "Pricing Period"), provided, however, that if there are less than 10 business days during such period when Emclaire Common Stock trades and on which there is a closing price, then the Pricing Period shall be extended backwards for such period as is necessary until there are ten days on which Emclaire Common Stock trades and on which there is a closing price if such extension backwards will result in a lower calculated Final Market Price. In the event the Emclaire Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of Emclaire Common Stock and the average shall be based upon the "last" real time trades and number of days on which the Emclaire Common Stock actually traded during the Pricing Period.

                           (d)      Fractional  Shares.   Fractional  shares  of
Emclaire Common Stock shall not be issued and each holder of PSFC Common Stock who would otherwise be entitled to receive any such fractional shares (taking into account all share amounts to which such holder is otherwise entitled hereunder) shall receive cash (without interest) in lieu thereof in an amount equal to the fraction of the share of Emclaire Common Stock to which such holder would otherwise be entitled multiplied by the Final Market Price. No such holder will be entitled to dividends, voting rights or any other rights of a stockholder of Emclaire or PSFC in respect of any such fractional share.

                           (e)      Dissenting Shares.  Notwithstanding anything
in this Agreement to the contrary, shares of PSFC Common Stock which are issued and outstanding immediately prior to the Effective Time of the Merger and which are held by a shareholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of PSFC Common Stock (the "Dissenting Shares") pursuant to Section 1571 of the PBCA, shall not be converted into or be exchangeable for the right to receive the consideration provided in this Section 2.2 unless and until such holder shall fail to perfect his or her right to an appraisal or shall have effectively withdrawn or lost such right under the PBCA, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of PSFC Common Stock shall thereupon be deemed to be Cash Election Shares as defined in Section 2.3 of this Agreement.

                           (f)      Treatment of Options.  At the Effective Time
of the Merger, each unexercised PSFC Stock Option shall be deemed canceled and as consideration therefor each holder of a PSFC Stock Option (the "Option Holders") shall have the right to receive a cash payment amount (the "Cash Out") equal to the excess of (A) $26.00 over the exercise price per share of PSFC Common Stock covered by that Option Holder's PSFC Stock Option(s), multiplied by
(B) the total number of shares of PSFC Common Stock covered by such PSFC Stock Option(s).

                           (g)      Calculation  Schedule.  The  calculations of
the respective amounts of cash and Emclaire Common Stock payable and issuable pursuant to the terms of this Reorganization Agreement shall be jointly prepared and agreed to by Emclaire and PSFC and set forth in reasonable detail in a schedule that shall be delivered to Farmers National (the "Exchange Agent") no later than two business days after the end of the Election Period.

                  4.3      Election and Allocation Procedures.
                           ----------------------------------

                           (a)      Subject  to  and  in  accordance   with  the
allocation and election procedures set forth herein, each record holder of a share of PSFC Common Stock (the "PSFC Shareholders") shall, prior to the Election Deadline (as hereinafter defined) specify (i) the number of whole shares of PSFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Cash Merger Consideration, and (ii) the number of whole shares of PSFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Stock Merger Consideration..

                           (b)      An  election as  described  in clause (i) of
Paragraph (a) of this Section and all Dissenting Shares are herein referred to as a "Cash Election," and shares of PSFC Common Stock as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election as described in clause (ii) of Paragraph (a) is herein referred to as a "Stock Election," and shares as to which a Stock Election has been made are herein referred to as "Stock Election Shares." A failure to indicate a preference in accordance herewith is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares."

                           (c)      Notwithstanding   anything   herein  to  the
contrary, and after taking into consideration Dissenting Shares and the Cash Out, 55.0% of the outstanding PSFC Common Stock shall be exchanged for Emclaire Common Stock. Payment of cash pursuant to the Cash Merger Consideration, the Cash Out and Dissenting Shares, if any, and issuance of Emclaire Common Stock pursuant to the Stock Merger Consideration, shall be allocated to holders of PSFC Stock such that the number of shares of PSFC Common Stock as to which cash is paid shall equal 45.0% of the aggregate number of shares of PSFC Common Stock outstanding plus those subject to PSFC Stock Options (the "Aggregate Shares"), and the number of shares of PSFC Common Stock (outstanding or subject to PSFC Stock Options) as to which PSFC Stock are issued shall equal 55.0% of the Aggregate Shares, as follows:

                                    (1)     If  the  number  of  Cash   Election
                                            Shares  is in excess of 45.0% of the
                                            Aggregate    Shares,     then    (i)
                                            Non-Electing  Shares shall be deemed
                                            to be Stock  Election  Shares,  (ii)
                                            Option  Holders  shall be treated as
                                            Cash   Election    Shares    without
                                            adjustment,  (iii) Dissenting Shares
                                            shall be  treated  as Cash  Election
                                            Shares   without   adjustment,   and
                                            (iv)(A) Cash Election Shares of each
                                            Shareholder   who   made   the  Cash
                                            Election  shall be reduced  pro rata
                                            by  multiplying  the  number of Cash
                                            Election Shares of such  Shareholder
                                            by  a  fraction,  the  numerator  of
                                            which is the  number  of  shares  of
                                            PSFC Common  Stock equal to 45.0% of
                                            the Aggregate  Shares minus the Cash
                                            Out and  Dissenting  Shares  and the
                                            denominator    of   which   is   the
                                            aggregate  number  of Cash  Election
                                            Shares of all Shareholders,  and (B)
                                            the   shares  of  such   Shareholder
                                            representing the difference  between
                                            such   Shareholder's   initial  Cash
                                            Election   and  such   Shareholder's
                                            reduced  Cash  Election  pursuant to
                                            clause (A) shall be  converted  into
                                            and be deemed  to be Stock  Election
                                            Shares.

                                    (2)     If  the  number  of  Stock  Election
                                            Shares  is in excess of 55.0% of the
                                            Aggregate    Shares,     then    (i)
                                            Non-Electing  Shares shall be deemed
                                            to be Cash Election  Shares and (ii)
                                            (A)  Stock  Election  Shares of each
                                            Holder  shall be reduced pro rata by
                                            multiplying   the  number  of  Stock
                                            Election  Shares of such Holder by a
                                            fraction,  the numerator of which is
                                            the number of shares of PSFC  Common
                                            Stock   equal   to   55.0%   of  the
                                            Aggregate Shares and the denominator
                                            of which is the aggregate  number of
                                            Stock   Election   Shares   of   all
                                            Holders,  and (B) the shares of such
                                            Holder  representing  the difference
                                            between such Holder's  initial Stock
                                            Election and such  Holder's  reduced
                                            Stock  Election  pursuant  to clause
                                            (A) shall be  converted  into to and
                                            be  deemed   to  be  Cash   Election
                                            Shares.

                                    (3)     If  the  number  of  Cash   Election
                                            Shares  is less  than  45.0%  of the
                                            Aggregate  Shares  and the number of
                                            Stock  Election  Shares is less than
                                            55.0% of the Aggregate Shares,  then
                                            (i) there shall be no  adjustment to
                                            the   elections   made  by  electing
                                            Holders,  (ii)  there  shall  be  no
                                            adjustment   to  the   Cash  Out  or
                                            Dissenting Shares, if any, and (iii)
                                            Non-Electing  Shares of each  Holder
                                            shall be treated as Stock  Elections
                                            Shares   and/or  as  Cash   Election
                                            Shares   in    proportion   to   the
                                            respective amounts by which the Cash
                                            Election   Shares   and  the   Stock
                                            Election  Shares  are less  than the
                                            45.0%     and     55.0%      limits,
                                            respectively.

                           (d)      After  taking  into  account  the  foregoing
adjustment provisions, each Cash Election Share (including those deemed to be Cash Election Shares) shall receive in the Merger the Cash Merger Consideration pursuant to Section 4.2(b) and each Stock Election Share (including those deemed to be Stock Election Shares) shall receive in the Merger the Stock Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 4.2(b).

                           (e)      Satisfaction   of   Conditions  to  Closing.
Notwithstanding any other provision of this Agreement, if the application of the provisions of this Section would result in Holders receiving a number of shares of Emclaire Common Stock that would prevent the Per Share Merger Consideration from consisting in the aggregate of 45.0% Cash Merger Consideration and 55.0% Stock Merger Consideration or otherwise prevent the satisfaction of any of the conditions set forth in Article 7 hereof, the number of shares otherwise allocable to Holders pursuant to this section shall be adjusted in an equitable manner as shall be necessary to enable the satisfaction of all conditions.

                  4.4      Election Procedures.
                           -------------------

                           (a)      PSFC and Emclaire  shall  prepare a form for
purposes of making elections and containing instructions with respect thereto (the "Election Form"). The Election Form shall be distributed to each Holder at such time as PSFC and Emclaire shall determine and shall specify the date by which all such elections must be made (the "Election Deadline") which date shall be the date of the meeting of PSFC Stockholders to approve the Merger or such other date determined by PSFC and Emclaire.

                           (b)      Elections   shall  be  made  by  Holders  by
mailing to the Exchange Agent, a duly completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent accompanied by certificates representing the shares of PSFC Common Stock or by the Outstanding Option as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by Emclaire. An Election Form and accompanying share certificates or Outstanding Options, as the case may be, must be received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form.

                           (c)      Emclaire will have the discretion,  which it
may delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of Emclaire (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Emclaire nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

                           (d)      For the purposes  hereof,  a Holder who does
not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election.

                           (e)      In  the  event   that  this   Agreement   is
terminated pursuant to the provisions hereof and any shares or Outstanding Options have been transmitted to the Exchange Agent pursuant to the provisions hereof, Emclaire and PSFC shall cause the Exchange Agent to promptly return such shares to the person submitting the same.

                  4.5      Mechanics of Payment of Consideration.
                           -------------------------------------

                           (a)      Surrender   of   Certificates   pursuant  to
Section 2.2(b). Within five business days after the Effective Time of the Merger, the Exchange Agent shall deliver to each of the PSFC Record Holders who have not previously submitted properly completed Election Forms, accompanied by all certificates (or other appropriate documentation) in respect of all shares of PSFC Common Stock held of record by such PSFC Record Holders, such materials and information deemed necessary by the Exchange Agent to advise the PSFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the PSFC Common Stock in order for the PSFC Record Holders to receive the Consideration to which they are entitled as provided herein. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the PSFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by PSFC to Emclaire at the Closing (the "Shareholder List"). Emclaire shall also make appropriate provisions with the Exchange Agent to enable PSFC Record Holders to obtain the Shareholder Materials from, and to deliver the certificates formerly representing shares of PSFC Common Stock to, the Exchange Agent in person, commencing on or not later than the second business day following the Closing Date. Upon receipt of the appropriate Shareholder Materials, together with the certificates formerly evidencing and representing all of the shares of PSFC Common Stock which were validly held of record by such holder, the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of PSFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects) and to mail to the former PSFC Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be issued or paid for each such PSFC Record Holder's shares pursuant to the terms hereof. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of PSFC Common Stock of a PSFC Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such PSFC Record Holder's shares of PSFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the PSFC Record Holder's PSFC Common Stock shall have been properly surrendered as provided above, the Consideration issued or payable to the PSFC Record Holder(s) of the canceled shares as of any time after the Effective Date of the Merger shall not be paid to the PSFC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each PSFC Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The PSFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Article, receive the Consideration to which each such PSFC Record Holder is entitled, provided that each such PSFC Record Holder shall deliver to Emclaire and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to Emclaire and the Exchange Agent which has been duly executed by a corporate surety satisfactory to Emclaire and the Exchange Agent, indemnifying the Surviving Corporation, Emclaire, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be paid by the PSFC Record Holder.

         4.6 Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of PSFC shall be closed and no transfer of shares of PSFC Common Stock shall be made thereafter.

         4.7 Effects of the Merger. At the Effective Time of the Merger, the separate existence of PSFC shall cease, and PSFC shall be merged with and into Emclaire which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of PSFC and Emclaire.

         4.8 Transfer of Assets. At the Effective Time of the Merger, all rights, assets, licenses, permits, franchises and interests of PSFC and Emclaire in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to chose in action shall be deemed to be vested in Emclaire as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

         4.9 Assumption of Liabilities. At the Effective Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of PSFC as well as those of the Surviving Corporation, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of PSFC or the Surviving Corporation.

         4.10 Appraisal Rights of PSFC Shareholders. Pursuant to the provisions of the PBCA, PSFC Shareholders shall be entitled to assert appraisal rights in connection with the Merger.

         4.11 Approvals of Shareholders of PSFC and Emclaire. In order to become effective, the Merger must be approved by the shareholders of PSFC and Emclaire at meetings to be called for that purpose by the respective Boards of Directors and PSFC and Emclaire, or by their unanimous action by written consent complying fully with the laws of Pennsylvania.

                  PSFC shall be liable for and, prior to Closing, shall pay all taxes on PSFC Stock Options, including, but not limited to, payroll and withholding taxes.

                                    ARTICLE 5
                             AMENDMENTS AND WAIVERS

         5.1 Amendments. To the extent permitted by law, this Plan of Merger may be amended unilaterally by Emclaire and PSFC as set forth in Section 9.8(d) of this Reorganization Agreement; provided, however, that the provisions of Section
4.2 herein relating to the manner or basis upon which shares of PSFC Common Stock will be converted into the exclusive right to receive the Consideration from Emclaire shall not be amended in such a manner as to reduce the amount of the Consideration payable to the PSFC Record Holders determined as provided herein of this Plan of Merger nor shall this Plan of Merger be amended to permit Emclaire to utilize assets other than cash or good funds to make payment of the Consideration as provided in the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the PSFC Record Holders of the shares of PSFC Common Stock outstanding, and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in this Reorganization Agreement.

         5.2 Authority for Amendments and Waivers. Prior to the Effective Time of the Merger, Emclaire, acting through its Board of Directors or chief executive officers and presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Pennsylvania Secretary of State, to waive any default in the performance of any term of this Plan of Merger by PSFC, to waive or extend the time for the compliance or fulfillment by PSFC of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of Emclaire and PSFC under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to the Effective Time of the Merger, PSFC, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Pennsylvania Secretary of State, to waive any default in the performance of any term of this Plan of Merger by Emclaire or PSFC, to waive or extend the time for the compliance or fulfillment by Emclaire or PSFC of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of PSFC under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:

If to Emclaire:                     Emclaire Financial Corp.
                                    612 Main Street
                                    Emlenton, Pennsylvania  16373
                                    Fax:  (724) 867-1614
                                    Attn: David L. Cox
                                    President and Chief Executive Officer

With a copy to:                     Malizia, Spidi, Sloane & Fisch, P.C.
                                    1301 K Street, N.W.
                                    Suite 700 East
                                    Washington, D.C.  20005
                                    Fax:  (202) 434-4661
                                    Attn:  Gregory A. Gehlmann, Esq.

If to PSFC:                         Peoples Savings Financial Corporation
                                    173 Main Street
                                    Ridgway, Pennsylvania  15853
                                    Fax:  (814) 772-9000
                                    Attn: Glenn R. Pentz
                                    Chief Financial Officer, Treasurer
                                       and Secretary


With a copy to:                     Serchuk & Zelermyer, LLP
                                    81 Main Street
                                    White Plains, NY  10601
                                    Fax:  (914) 761-2299
                                    Attn:  Ivan Serchuk, Esq.


or at such other address as shall be furnished in writing by any of the Parties to the others by notice given as provided in this section 6.1.

         6.2 Governing Law. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania with respect to those provisions of this Plan of Merger expressly required by Pennsylvania law to be included in this Plan of Merger, disregarding, however, the Pennsylvania conflicts of laws rules. In all other instances, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania disregarding, however, the Pennsylvania conflicts of laws rules.

         6.3 Captions. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

         6.4 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.


ATTEST:                        PEOPLES SAVINGS FINANCIAL CORPORATION




                               By:
-----------------------------       -----------------------
Glenn R. Pentz                      Norbert J. Pontzer
Secretary                           Chairman of the Board and President




ATTEST:                        EMCLAIRE FINANCIAL CORP.




                               By:
------------------------------     --------------------------
Robert L. Larimore, Secretary      David L. Cox
                                   President and Chief Executive Officer

                                                                EXHIBIT B
                                                                ---------
                                MERGER AGREEMENT
                                ----------------

        (The Farmers National Bank of Emlenton and Peoples Savings Bank)

         This Plan of Merger is made by and between The Farmers National Bank of Emlenton, a national association ("Farmers National") and Peoples Savings Bank, a state stock savings bank ("Peoples Bank") in connection with the transactions described in an Agreement and Plan of Reorganization dated April __, 1998 (the "Reorganization Agreement") among Emclaire Financial Corp. ("Emclaire"), Farmers National, Peoples Savings Financial Corporation ("PSFC") and Peoples Bank. Terms not otherwise defined herein shall have the meaning given them in the Reorganization Agreement.

         As of the date hereof, Peoples Bank has authorized capital stock of 2,000 shares of common stock, par value $0.10 per share (the "Peoples Bank Common Stock"). As of the date hereof, 1,000 shares of Peoples Bank Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. As of the date hereof, Farmers National has authorized capital stock of 3,000,000 shares of common stock, par value $1.25 per share (the "Farmers National Common Stock"), of which 200,000 shares of Farmers National Common Stock are issued and outstanding. After the Merger, Farmers National will have authorized capital stock of 3,000,000 shares of common stock, par value $5.00 per share, of which approximately 200,000 shares of Farmers National Common Stock will be issued and outstanding. The regulatory capital of Farmers National after the Merger will exceed all regulatory requirements.

         As of the date hereof, PSFC owns all of the issued and outstanding stock of Peoples Bank, and Emclaire owns all of the issued and outstanding stock of Farmers National. Immediately prior to the Effective Time of this Merger, PSFC shall be merged with and into Emclaire, with Emclaire being the resulting corporation, so that as of the Effective Time of this Merger, Emclaire shall own all of the outstanding stock of both Peoples Bank and Farmers National.

         Farmers National and Peoples Bank hereby agree as follows:

         1. Merger. At and on the Effective Time of the Merger, Peoples Bank shall be merged with and into Farmers National in accordance with the terms hereof. Farmers National shall be the resulting association.

         2. Effective Time. The effective time ("Effective Time") of this Merger shall be the date the articles of combination are endorsed by the Pennsylvania Department of Banking and the Office of the Comptroller of the Company or such later date specified in such articles.

         3. Name. The name of the resulting association shall continue to be "The Farmers National Bank of Emlenton".

         4. Directors and Principal Officers. The directors and the principal officers of Farmers National immediately prior to the Effective Time shall continue to serve as directors and principal executive officers of Farmers
National after the Effective Time. Farmers National, as the resulting institution, shall also have ten directors. The name each director is as follows: George W. Freeman, Ronald L. Ashbaugh, Elizabeth C. Smith, Brian C. McCarrier, Robert L. Hunter, John B. Mason, Bernadette H. Crooks, J. Michael King, Rodney C. Heeter, and David L. Cox.

         5. (a) Offices. Peoples Bank operates three offices. The main office is located at 173 Main Street, Ridgway, Pennsylvania and its branch offices are located at 263 Main Street, Brookville, Pennsylvania and 17 West Long Avenue, DuBois, Pennsylvania.

         (b) Farmers National operates eight offices. The main office is located at 612 Main Street, Emlenton, Pennsylvania. The seven branch offices are located in Pennsylvania at 207 S. Washington Street, Eau Claire, Pennsylvania, Sixth & Wood Streets, Clarion, Pennsylvania, Route 338 South, Knox, Pennsylvania, 323 Broad Street, East Brady, Pennsylvania, 1101 North Main Street, Butler, Pennsylvania, I-80 and Route 68, Clarion, Pennsylvania, and Main & State Streets, Knox, Pennsylvania.

         (c) The location of the main office of the resulting institution shall continue to be 612 Main Street, Emlenton, Pennsylvania. The branches of the resulting institution shall be as set forth in Sections 5(a) and 5(b) above be, subject to any regulatory conditions, at the addresses described above.

6.       Terms and Conditions of Merger.
         ------------------------------

         At the Effective Time of the Merger:

                  (a) Each share of Peoples Bank Common Stock immediately prior to the Effective Time shall at the Effective Time be converted into the right to receive one share of Farmers National Common Stock and Farmers National shall deliver to Emclaire a stock certificate evidencing such shares.

                  (b) Each share of Farmers National Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged and shall continue to be owned by Emclaire.

         At and after the Effective Time, Emclaire shall be the owner of all of the issued and outstanding shares of Farmers National.

7.       Articles of Incorporation and Bylaws.
         ------------------------------------

         At and after the Effective Time, the Articles of Incorporation and Bylaws of Farmers National as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the resulting association until amended in accordance with law.


8.       Rights and Duties of the Resulting Association.
         ----------------------------------------------

         At the Effective Time, Peoples Bank shall be merged with and into Farmers National, which, as the resulting association, shall be the same association as Farmers National. The business of the resulting association shall be that of a state stock savings bank chartered under the laws of the
Commonwealth of Pennsylvania and as provided for in the Articles of Incorporation of Farmers National as now existing, the business of which shall be continued at its head office and at its legally established branches and other offices. All assets, rights, privileges, powers, franchises and property (real, personal and mixed) shall be automatically transferred to and vested in the resulting association by virtue of the Merger without any deed or other document of transfer. The resulting association, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interest as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interest and powers were held or enjoyed by Farmers National and Peoples Bank, respectively. The resulting association shall be responsible for all the liabilities of every kind and description of both Farmers National and Peoples Bank immediately prior to the Effective Time, including liabilities for all debts, savings accounts, deposits, obligations and contracts of Farmers National and Peoples Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either Farmers National or Peoples Bank. All rights of creditors and other obligees and all liens on property of either Farmers National or Peoples Bank shall be preserved and shall not be released or impaired.

9. Execution This Plan of Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

                                   THE FARMERS NATIONAL BANK OF EMLENTON




                                   By:
                                          --------------------------------------
                                          David L. Cox
                                          President and Chief Executive Officer




                                   By:
                                          --------------------------------------
                                          John J. Boczar, Vice President and
                                            Chief Financial Officer


                                   PEOPLES SAVINGS BANK




                                   By:
                                          --------------------------------------
                                          Norbert J. Pontzer
                                          Chairman of the Board and President




                                   By:
                                          --------------------------------------
                                          Glenn R. Pentz, Jr., Secretary